CREDIT AGREEMENT

dated as of

April 19, 2010,

among

USA TRUCK, INC.,

as Borrower,

The Initial Guarantors Listed Herein,

The Lenders Listed Herein

and

BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent,

REGIONS BANK,

as Syndications Agent

and

BB&T CAPITAL MARKETS,

as Lead Arranger

TABLE OF CONTENTS

Page

ARTICLE I - DEFINITIONS

SECTION 1.01.	Definitions
SECTION 1.02.	Accounting Terms and Determinations
SECTION 1.03.	Use of Defined Terms
SECTION 1.04.	Terms Generally

ARTICLE II - THE CREDIT

SECTION 2.01.	Commitments to Make Advances.
SECTION 2.02.	Method of Borrowing Advances.
SECTION 2.03.	Continuation and Conversion Elections
SECTION 2.04.	Notes
SECTION 2.05.	Maturity of Advances
SECTION 2.06.	Interest Rates.
SECTION 2.07.	Fees.
SECTION 2.08.	Optional Termination or Reduction of Commitments
SECTION 2.09.	Termination of Commitments
SECTION 2.10.	Optional Prepayments.
SECTION 2.11.	Mandatory Prepayments.
SECTION 2.12.	General Provisions as to Payments.
SECTION 2.13.	Computation of Interest and Fees
SECTION 2.14.	Increase in Commitments.

ARTICLE III - CONDITIONS TO BORROWINGS

SECTION 3.01.	Conditions to Closing and First Borrowing
SECTION 3.02.	Conditions to All Borrowings

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

SECTION 4.01.	Existence and Power
SECTION 4.02.	Organizational and Governmental Authorization; No Contravention
SECTION 4.03.	Binding Effect
SECTION 4.04.	Financial Information.
SECTION 4.05.	Litigation
SECTION 4.06.	Compliance with ERISA.
SECTION 4.07.	Compliance with Laws; Payment of Taxes
SECTION 4.08.	Subsidiaries
SECTION 4.09.	Investment Company Act, Etc.
SECTION 4.10.	All Consents Required
SECTION 4.11.	Ownership of Property; Liens
SECTION 4.12.	No Default or Event of Default
SECTION 4.13.	Reports Accurate; Full Disclosure
SECTION 4.14.	Environmental Matters
SECTION 4.15.	USA Patriot Act; OFAC
SECTION 4.16.	Capital Securities
SECTION 4.17.	Margin Stock
SECTION 4.18.	Insolvency
SECTION 4.19.	Security Documents
SECTION 4.20.	Labor Matters
SECTION 4.21.	Patents, Trademarks, Etc
SECTION 4.22.	Insurance
SECTION 4.23.	Anti-Terrorism Laws
SECTION 4.24.	Ownership Structure
SECTION 4.25.	No Default or Event of Default
SECTION 4.26.	Location of Offices
SECTION 4.27.	Affiliate Transactions
SECTION 4.28.	Broker’s Fees
SECTION 4.29.	Survival of Representations and Warranties, Etc.
SECTION 4.30.	Loans and Investments

ARTICLE V - COVENANTS

SECTION 5.01.	Information
SECTION 5.02.	Inspection of Property, Books and Records
SECTION 5.03.	Maximum Leverage
SECTION 5.04.	Fixed Charge Coverage
SECTION 5.05.	Intentionally Omitted.
SECTION 5.06.	Sale/Leasebacks
SECTION 5.07.	Minimum Consolidated Tangible Net Worth
SECTION 5.08.	Acquisitions
SECTION 5.09.	[Intentionally Deleted]
SECTION 5.10.	Loans or Advances
SECTION 5.11.	Restricted Payments
SECTION 5.12.	Investments
SECTION 5.13.	Negative Pledge
SECTION 5.14.	Maintenance of Existence, etc.
SECTION 5.15.	Dissolution
SECTION 5.16.	Consolidations, Mergers and Sales of Assets
SECTION 5.17.	Use of Proceeds
SECTION 5.18.	Compliance with Laws; Payment of Taxes
SECTION 5.19.	Insurance
SECTION 5.20.	Change in Fiscal Year
SECTION 5.21.	Maintenance of Property
SECTION 5.22.	Environmental Notices
SECTION 5.23.	Environmental Matters
SECTION 5.24.	Environmental Release
SECTION 5.25.	Intentionally Deleted
SECTION 5.26.	Transactions with Affiliates
SECTION 5.27.	Joinder of Subsidiaries.
SECTION 5.28.	No Restrictive Agreement
SECTION 5.29.	Partnerships and Joint Ventures
SECTION 5.30.	Additional Debt
SECTION 5.31.	Reserved.
SECTION 5.32.	Modifications of Organizational Documents
SECTION 5.33.	ERISA Exemptions
SECTION 5.34.	Hedge Transactions
SECTION 5.35.	Performance of Loan Documents
SECTION 5.36.	Proceeds of Collateral and Application of Proceeds
SECTION 5.37.	Prepayment of Other Indebtedness, Etc.
SECTION 5.38.	Ownership of Subsidiaries

ARTICLE VI - DEFAULTS

SECTION 6.01.	Events of Default
SECTION 6.02.	Notice of Default
SECTION 6.03.	Cash Cover
SECTION 6.04.	Allocation of Proceeds

ARTICLE VII - THE ADMINISTRATIVE AGENT

SECTION 7.01.	Appointment and Authority
SECTION 7.02.	Rights as a Lender
SECTION 7.03.	Exculpatory Provisions
SECTION 7.04.	Reliance by Administrative Agent
SECTION 7.05.	Delegation of Duties
SECTION 7.06.	Resignation of Administrative Agent
SECTION 7.07.	Non-Reliance on Administrative Agent and Other Lenders
SECTION 7.08.	No Other Duties, etc.
SECTION 7.09.	Other Agents
SECTION 7.10.	Hedging Agreements, Cash Management Services and Bank Products
SECTION 7.11.	Collateral and Guaranty Matters
SECTION 7.12.	Administrative Agent May File Proofs of Claim

ARTICLE VIII - CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01.	Basis for Determining Interest Rate Inadequate or Unfair
SECTION 8.02.	Illegality
SECTION 8.03.	Increased Cost and Reduced Return.
SECTION 8.04.	Base Rate Advances Substituted for Affected Euro-Dollar Advances

ARTICLE IX - MISCELLANEOUS

SECTION 9.01.	Notices Generally
SECTION 9.01.	No Waivers
SECTION 9.02.	Expenses; Indemnity; Damage Waiver.
SECTION 9.03.	Setoffs; Sharing of Set-Offs; Application of Payments.
SECTION 9.04.	Amendments and Waivers.
SECTION 9.05.	Margin Stock Collateral
SECTION 9.06.	Successors and Assigns.
SECTION 9.07.	Confidentiality
SECTION 9.08.	Representation by Lenders
SECTION 9.09.	Obligations Several
SECTION 9.10.	Survival of Certain Obligations
SECTION 9.11.	North Carolina Law
SECTION 9.12.	Severability
SECTION 9.13.	Interest
SECTION 9.14.	Interpretation
SECTION 9.15.	Counterparts; Integration; Effectiveness; Electronic Execution.
SECTION 9.16.	Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial
SECTION 9.17.	Independence of Covenants
SECTION 9.18.	Electronic Transactions
SECTION 9.19.	Defaulting Lenders.

ARTICLE X - GUARANTY

SECTION 10.01.	Unconditional Guaranty
SECTION 10.02.	Obligations Absolute
SECTION 10.03.	Continuing Obligations; Reinstatement
SECTION 10.04.	Additional Security, Etc.
SECTION 10.05.	Information Concerning the Borrower
SECTION 10.06.	Guarantors’ Subordination
SECTION 10.07.	Waiver of Subrogation
SECTION 10.08.	Enforcement
SECTION 10.09.	Miscellaneous

ARTICLE XI - LETTER OF CREDIT FACILITY

SECTION 11.01.	Obligation to Issue
SECTION 11.02.	Types and Amounts
SECTION 11.03.	Conditions
SECTION 11.04.	Issuance of Letters of Credit.
SECTION 11.05.	Reimbursement Obligations; Duties of the Issuing Lender.
SECTION 11.06.	Participations.
SECTION 11.07.	Payment of Reimbursement Obligations.
SECTION 11.08.	Indemnification; Exoneration.

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of April 19, 2010, among USA TRUCK, INC., a Delaware corporation, as borrower, the INITIAL GUARANTORS listed on the signature pages hereof, as guarantors, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I                       - DEFINITIONS

SECTION 1.01. Definitions

.  The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

“Account Debtor” means any Person who is obligated on any of the Accounts Receivable Collateral.

“Accounts Receivable Collateral” means all obligations of every kind at any time owing to the Borrower or any Guarantor howsoever evidenced or incurred, whether or not earned by performance, including, without limitation, all accounts, instruments, notes, drafts, acceptances, leases, open accounts, contract rights, chattel paper (whether tangible or electronic) and general intangibles, all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, whether now owned or hereafter acquired or arising and all proceeds of the foregoing.

“Acquired EBITDAR” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDAR of such Acquired Entity or Business (determined using such definitions as if references to the Borrower and the Consolidated Subsidiaries therein were to such Acquired Entity or Business) all as determined on a consolidated basis for such Acquired Entity or Business in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term Consolidated EBITDAR.

“Acquisition” means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a Person (other than a Subsidiary) or of any business or division of a Person (other than a Subsidiary), (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that formation or organization of any Wholly Owned Subsidiary shall not constitute an “Acquisition” to the extent that the amount of the Investment in such entity is permitted under Sections 5.08 and 5.12), or (c) a merger, consolidation, amalgamation or other combination by the Borrower or any Subsidiary with another Person (other than a Subsidiary) if the Borrower or such Subsidiary is the surviving entity; provided that in any merger involving the Borrower, the Borrower must be the surviving entity.

“Adjusted London InterBank Offered Rate” applicable to any Interest Period means a rate per annum  equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London InterBank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

“Administrative Agent” means BB&T, in its capacity as administrative agent for the Lenders, and its successors and permitted assigns in such capacity.

“Administrative Agent’s Letter Agreement” means that certain letter agreement, dated as of December 31, 2009, between Borrower and the Administrative Agent relating to the terms of this Agreement, and certain fees from time to time payable by the Borrower to the Administrative Agent, together with all amendments and modifications thereto.  If there is any conflict between the provisions of this Agreement and the provisions of the Administrative Agent’s Letter Agreement, the provisions of this Agreement will control.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advances” means collectively the Revolver Advances.  “Advance” means any one of such Advances, as the context may require.

“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agreement” means this Credit Agreement, together with all amendments and supplements hereto.

“Applicable Laws” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” has the meaning set forth in Section 2.06(a).

“Applicable Percentage” means with respect to any Lender, the percentage of the total Revolver Commitments represented by such Lender’s Revolver Commitment.  If the Revolver Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolver Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Based Lending Credit Line Sweep Services Agreement” means, if applicable, that agreement between the Administrative Agent and Borrower whereby Borrower agrees that all remittances in payment of Accounts Receivable Collateral shall be deposited in Borrower’s designated Collateral Reserve Account or Operating Account and shall be administered and applied in accordance with such Asset Based Lending Credit Line Sweep Services Agreement.

“Asset Sale Proceeds” means for any period, the net cash proceeds received by the Borrower or a Consolidated Subsidiary from a Disposition of Revenue Equipment in accordance with Section 5.16 to the extent the Borrower or such Consolidated Subsidiary has during such period repaid Debt included within subsection (c) of the definition of “Consolidated Scheduled Debt Payments”; provided that, for purposes of this definition, the net cash proceeds received by Borrower or a Consolidated Subsidiary from a Disposition of Revenue Equipment shall be deemed to include (a) in connection with a purchase by the Borrower or a Consolidated Subsidiary of new Revenue Equipment from a Seller that is not an Affiliate of the Borrower or any Consolidated Subsidiary to replace the Revenue Equipment subject to such Disposition, the trade-in allowance afforded the Borrower or a Consolidated Subsidiary by such seller in connection with such purchase in an amount not to exceed the lesser of (i) the actual trade-in value received by the Borrower or Consolidated Subsidiary, or (ii) the book value (calculated in accordance with GAAP) of the Revenue Equipment subject to such Disposition, and (b) any net cash proceeds received by an Exchange Intermediary in connection with a Revenue Equipment Exchange.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Administrative Agent, in substantially the form of Exhibit I or any other form approved by the Administrative Agent.

“Authority” has the meaning set forth in Section 8.02.

“Bank Products” means any:  (1) Hedging Agreements; and (2) other services or facilities provided to any Loan Party by the Administrative Agent, any Lender or any Affiliate of any Lender (each, in such capacity, a “Bank Product Bank”) (but excluding Cash Management Services) with respect to (a) credit cards, (b) purchase cards, and (c) merchant services.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et. seq.), as amended from time to time.

“Base Rate” means for any Base Rate Advance for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii)  one percent (1.0%) above the Federal Funds Rate.  For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Base Rate Advance” means, with respect to any Advance, such Advance when such Advance bears or is to bear interest at a rate based upon the Base Rate.

“Bill and Hold” means a Receivable generated by the sale of goods and/or services for which an invoice has been issued to the buyer, but the goods and/or services represented by such Receivable remain undelivered or have not yet been provided to the buyer and/or remain under the control of Borrower, Guarantor or a representative of Borrower or a Guarantor.

“BB&T” means Branch Banking and Trust Company, and its successors.

“Borrower” means USA TRUCK, INC. a Delaware corporation, and its successors and its permitted assigns.

“Borrowing” means a borrowing hereunder consisting of Revolver Advances made to the Borrower:  (i) at the same time by all of the Lenders, in the case of Syndicated Borrowings, or (ii) by BB&T, for Swing Advances.  A Borrowing is a “Syndicated Borrowing” if such Advances are made pursuant to Section 2.01(a) or a “Swing Line Borrowing” if such Advance is made pursuant to Section 2.01(b).  A Borrowing is a “Base Rate Borrowing” if such Advances are Base Rate Advances.  A Borrowing is a “Euro-Dollar Borrowing” if such Advances are Euro-Dollar Advances.  A Borrowing is a “Tranche Euro-Dollar Borrowing” if such Advances are Tranche Euro-Dollar Advances.  A Borrowing is an “Index Euro-Dollar Borrowing” if such Advances are Index Euro-Dollar Advances.

“Borrowing Base” means, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Administrative Agent, the sum of (i) an amount equal to 85% of the face dollar amount of Eligible Accounts as at the date of determination; (ii) an amount equal to 85% of the net book value (calculated in accordance with GAAP) of the Encumbered Eligible Revenue Equipment, as at the date of determination; provided, however, if the fair market value of the Encumbered Eligible Revenue Equipment as determined from time to time by an appraiser selected by Administrative Agent is less than 90% of the book value (calculated in accordance with GAAP) of the Encumbered Eligible Revenue Equipment at the time of such determination, the percentage of the net book value of Encumbered Eligible Revenue Equipment included in the Borrowing Base shall be reduced from 85% to the percentage of the book value of the Encumbered Eligible Revenue Equipment equal to 85% minus the percentage difference, rounded to the nearest 5%, between 90% of the book value of the Encumbered Eligible Revenue Equipment and the fair market value of the Encumbered Eligible Revenue Equipment until such time as the fair market value of the Encumbered Eligible Revenue Equipment is not less than 90% of the book value of the Encumbered Eligible Revenue Equipment; and (iii) an amount equal to the lesser of:  (A) 25% of the net book value (calculated in accordance with GAAP) of the Unencumbered Eligible Revenue Equipment, as at the date of determination; or (B) the Unencumbered Eligible Revenue Equipment Advance Limit, as of the date of determination; provided, however, (i) if the fair market value of the Unencumbered Eligible Revenue Equipment as determined from time to time by an appraiser selected by Administrative Agent is less than 90% of the book value (calculated in accordance with GAAP) of the Unencumbered Eligible Revenue Equipment at the time of such determination, the percentage of the net book value of Unencumbered Eligible Revenue Equipment included in the Borrowing Base shall be reduced from 25% to the percentage of the book value of Unencumbered Eligible Revenue Equipment equal to 25%, minus the percentage difference, rounded to the nearest 5%, between 90% of the book value of the Unencumbered Eligible Revenue Equipment and the fair market value of the Unencumbered Eligible Revenue Equipment until such time as the fair market value of the Unencumbered Eligible Revenue Equipment is not less than 90% of the book value of the Unencumbered Eligible Revenue Equipment and (ii) the maximum value of Unencumbered Eligible Revenue Equipment included in any calculation of the Borrowing Base pursuant to this clause (iii) shall not exceed the Unencumbered Eligible Revenue Equipment Advance Limit.  The Administrative Agent shall also be entitled to hold and subtract any reserve against the Borrowing Base the Administrative Agent deems reasonably necessary in its sole discretion from time to time as security for payment of the Notes, the obligations of the Guarantors under Article X of this Agreement, and the obligations of the Borrower under the Letter of Credit Application Agreements.

“Borrowing Base Certification Report” means a report in the form attached hereto as Exhibit P, and otherwise satisfactory to the Administrative Agent, certified by the chief financial officer or other authorized officer of the Borrower regarding the Eligible Accounts, the Unencumbered Eligible Revenue Equipment and the Encumbered Eligible Revenue Equipment.  Upon receipt by the Administrative Agent, a Borrowing Base Certification Report shall be subject to the Administrative Agent’s satisfactory review, acceptance or correction.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Securities” means with respect to any Person, all of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support  thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $200,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable or fixed rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $200,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $200,000,000 and the portfolios of  which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).  For purposes of this definition, the term “S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto, and “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by the Administrative Agent, any Lender or any Affiliate of any Lender (each, in such capacity, a “Cash Management Bank”): (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.

“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

“Change in Control” means the occurrence after the Closing Date of any of the following: (a) any Person or two or more Persons (other than the Exempt Group) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 except that a person or group shall be deemed to have “beneficial ownership” of all Capital Securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than the lesser of (i) 30% or (ii) the percentage held by the Exempt Group of the Capital Securities of the Borrower entitled to vote for members of the board of directors or comparable governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (b)(i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (b)(i) and (b)(ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (b)(ii) and clause (b)(iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Certificate” has the meaning set forth in Section 3.01(d).

“Closing Date” means April 19, 2010.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.  Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

“Collateral” means collectively:  (1) (i) all of the present and future personal property, tangible and intangible, of the Borrower and each Guarantor (other than the Excluded Assets so long as such property constitutes an Excluded Asset), including, but not limited to, machinery and equipment, inventory and other goods, accounts, accounts receivable, bank accounts, brokerage accounts, deposit accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds, and cash; (ii) 100% of the present and future capital stock and equity interests of the Guarantors and of the current and future Domestic Subsidiaries of the Borrower and Guarantors; and (iii) 65% of the voting (and 100% of the non-voting) capital stock and equity interests of any current or future Foreign Subsidiaries of the Borrower and each Guarantor and (2)  property that secures, or in which any Person purports to grant a Lien to secure, the Obligations pursuant to the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Custodial Agreement and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey (or shall have granted or conveyed) to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

“Collateral Refinancing Debt” means any Debt of the Loan Parties secured by Refinanced Assets and incurred after the Closing Date for which the following conditions have been met or satisfied:  (i) the proceeds of any Collateral Refinancing Debt (after payment of reasonable and customary expenses incurred in connection with such Collateral Refinancing Debt) are first used to repay outstanding Revolver Advances, if any, (ii) all Refinancing Conditions have been met, (iii) the terms of such Collateral Refinancing Debt, taken as a whole, are commercially reasonable and comparable to terms otherwise generally available to borrowers in arms length transactions at the time such financing is committed, (iv) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Collateral Refinancing Debt and the application of the proceeds of such Collateral Refinancing Debt in accordance with clause (i) of this definition, (v) the release of the Collateral, if any, which will secure the Collateral Refinancing Debt will not result in a prepayment under Section 2.11(c) that is not fully paid after the application of the proceeds of such Collateral Refinancing Debt in accordance with clause (i) of this definition, and (vi) the Loan Parties have delivered to the Administrative Agent no less than ten (10) days prior to the incurrence of such Collateral Refinancing Debt a certificate of a senior officer of Borrower setting forth the amount of such Collateral Refinancing Debt, the Collateral intended to be refinanced thereby (and which will become Refinanced Assets by reason thereof), and the identity of the lender thereof, and further certifying that each of the conditions herein set forth has been met, or will be met, on the date of the incurrence of such Collateral Refinancing Debt, together with a pro-forma Borrowing Base Certification report and pro-forma Compliance Certificate showing the effect of the proposed Collateral Refinancing Debt, the related release of Collateral, and the related application of proceeds.  Collateral Refinancing Debt also shall include any renewals, extensions or refinancing of Collateral Refinancing Debt that satisfies the terms of this definition and is otherwise permitted hereunder.

“Collateral Reserve Account” is the demand deposit account maintained with Administrative Agent by Borrower into which all proceeds of the Collateral shall be deposited and to which only Administrative Agent will have access.  On the date hereof, the Collateral Reserve Account number is 0005106103714 and shall be deemed to include any substitute or replacement account at Administrative Agent.

“Collections” shall be deemed to include Proceeds of Collateral, in any form received by Administrative Agent pursuant to a Lockbox Agreement, or deposited in a Collateral Reserve Account or an Operating Account or other account maintained with Administrative Agent, or any other account maintained for the benefit of the Administrative Agent, such as a blocked account, which Collections shall be the exclusive and sole property of Administrative Agent to the extent applied to the outstanding balance of the Obligations.

“Compliance Certificate” has the meaning set forth in Section 5.01(c).

“Consolidated Debt” means the sum of (a) Debt of the Borrower and its Subsidiaries on a consolidated basis plus (b) the present value of the remaining rent due on any operating leases to which the Borrower or any of its Subsidiaries is a party.

“Consolidated EBITDAR” means and includes, for the Borrower and the Consolidated Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period; plus, (b) to the extent such amounts were deducted in computing Consolidated Net Income for such period without duplication:  (i) Consolidated Interest Expense for such period; (ii) federal, state, local and foreign income tax expense determined on a consolidated basis in accordance with GAAP; (iii) Depreciation and Amortization for such period; (iv) rent and lease expense for such period including, without limitation, Synthetic Lease payments to the extent not included in Consolidated Interest Expense for such period; (v) any cash tax refunds received during such period; (vi) non-cash losses from extraordinary and nonrecurring items (net of any non-cash gains from extraordinary and nonrecurring items), determined in accordance with GAAP, for such period; and (vii) the Acquired EBITDAR of any Person or business, or attributable to any property or asset, acquired by the Borrower or any Consolidated Subsidiary during such period to the extent not subsequently sold, transferred, abandoned or otherwise Disposed of by the Borrower or any Consolidated Subsidiary (each such Person, business, property or asset acquired and not subsequently so Disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDAR of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) less, to the extent included in Consolidated Net Income, the Disposed EBITDAR of any Person, property, business or asset sold, transferred, abandoned or otherwise Disposed of, closed or classified as discontinued operations by the Borrower or any Consolidated Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDAR of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion); plus, (c) Asset Sale Proceeds for such period; all determined on a consolidated basis in accordance with GAAP in each case for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.01(a) or (b) to (b) Consolidated Fixed Charges for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.01(a) or (b).

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum, without duplication, of (i) the cash portion of Consolidated Interest Expense for such period plus (ii) Consolidated Scheduled Debt Payments for such period plus (iii) rent and lease expense for such period plus (iv) income taxes paid in cash during such period plus (v) Restricted Payments made in cash during such period, all as determined in accordance with GAAP.

“Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its respective Consolidated Subsidiaries outstanding during such period on a consolidated basis, including, without limitation or duplication, (i) all interest, premium payments, debt discount fees, charges and related expenses in connection with borrowed money (including capitalized interest and letter of credit fees) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt as of such date to (b) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.01(a) or (b).

“Consolidated Net Income” means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

“Consolidated Scheduled Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Debt, as determined in accordance with GAAP.  For purposes of this definition, “scheduled payments of principal” (a) shall include any and all mandatory payments and prepayments; (b) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period (other than voluntary or mandatory prepayments included in (c) of this definition); (c) shall include (without duplication) voluntary and mandatory payments and prepayments made in connection with the Disposition of Revenue Equipment by the Borrower or a Consolidated Subsidiary; (d) shall be deemed to include payments made in respect of the Debt arising under or evidenced by Capital Leases, Sale/Leaseback Transactions and Synthetic Leases; and (e) except for voluntary or mandatory prepayments included in (c) of this definition shall not include any voluntary prepayments or mandatory prepayments required pursuant to Sections 2.10 and 2.11 of this Agreement.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

“Consolidated Tangible Net Worth” means, at any time, Shareholders’ Equity less the sum of the value, (to the extent reflected in determining Shareholders’ Equity) as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, on a consolidated basis prepared in accordance with GAAP, of

(A) Cumulative net unrealized gains and losses;

(B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

(C) To the extent not included in (B) of this definition, any amount at which the Capital Securities of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

(D) Loans or advances to owners of the Capital Securities of the Borrower or any Guarantor, or directors, officers, managers or employees of the Borrower or any Guarantor; and

(E) To the extent not included in (B) of this definition, deferred expenses.

“Contra Account” is a Receivable subject to offset, in the sole discretion of Administrative Agent, by an Account Debtor of Borrower or any Guarantor.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Costs of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication):  (i) the value of the Capital Securities of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Debt incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that are required to be recorded on the financial statements of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements, and other affiliated contracts in connection with such Acquisition that are required to be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred.  For purposes of determining the Cost of Acquisition for any transaction, (A) the Capital Securities of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other Capital Securities, as determined by the board of directors or members, as the case may be, of the Borrower and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 5.01(a), (B) the Capital Securities of any Subsidiary shall be valued as determined by the board of directors or members, as the case may be, of such Subsidiary and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 5.01(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Credit Exposure” has the meaning assigned to such term in Section 9.20(b).

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Administrative Agent, (B) outside consultants for the Administrative Agent, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the administration, management, execution and delivery of this Agreement and the other Loan Documents, and the preparation, negotiation, administration and management of any amendments, modifications or waivers of the provisions of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby shall be consummated), or (C) the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, and (b) with respect to the Letter of Credit Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent, the Letter of Credit Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default.

“Custodial Agreement” means the Agency and Custodial Agreement dated as of the Closing Date among the Custodian named therein, the Loan Parties and the Administrative Agent, as the same may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (whether current or long-term); (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created unless such trade account payable is subject to a good faith dispute; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, bank guarantees, surety bonds and similar instruments; (vi) all Redeemable Preferred Securities of such Person; (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit (including standby or commercial) or similar instrument; (viii) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any asset of such Person, whether or not such Debt is assumed by such Person; (ix) all Debt of others Guaranteed by such Person; (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); (xi) all obligations of such Person under any Synthetic Lease, tax retention operating lease, Sale/Leaseback Transaction, Securitization Transaction, off-balance sheet loan or other off-balance sheet financing product; (xii) all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property; and (xiii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person.  The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.  For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

“Default Excess” has the meaning assigned to such term in Section 9.20(b).

“Default Period” has the meaning assigned to such term in Section 9.20(b).

“Default Rate” means, with respect to the Advances, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Advance (irrespective of whether any such type of Advance is actually outstanding hereunder).

“Defaulted Advance” has the meaning assigned to such term in Section 9.20(b).

“Defaulted Payment” has the meaning assigned to such term in Section 9.20(b).

“Defaulting Lender” has the meaning assigned to such term in Section 9.20(b).

“Depreciation and Amortization” means for any period an amount equal to the sum of all depreciation and amortization expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

“Disposed EBITDAR” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDAR of such Sold Entity or Business (determined using such definitions as if references to the Borrower and the Consolidated Subsidiaries therein were to such Sold Entity or Business) all as determined on a consolidated basis for such Sold Entity or Business in accordance with GAAP.

“Disposition” or “Dispose” means the sale, trade, transfer, license, lease or other disposition (including any Sale/Leaseback Transaction) of any property by the Borrower or any Subsidiary (including the Capital Securities of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any of its Subsidiaries.

“Distress Event” has the meaning assigned to such term in Section 9.20(b).

“Distressed Person” has the meaning assigned to such term in Section 9.20(b).

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

“Domestic Subsidiary” means any Subsidiary which is organized under the laws of any state or territory of the United States of America.

“Eligible Accounts” means those Receivables of the Borrower or any Guarantor included in the Accounts Receivable Collateral, each of which meets the following requirements:  (i) such Receivable arose in the ordinary course of the business of the Borrower or such Guarantor; (ii) the right to payment is actually owing to the Borrower or such Guarantor by the Account Debtors of the Borrower or such Guarantor, has been fully earned by completed performance and has been billed and, if goods are involved, the goods have been shipped by the Borrower or such Guarantor; (iii) the Receivable includes only that portion thereof not subject to any offset, defense, counterclaim, credit, allowance or adjustment; (iv) the title of the Borrower or such Guarantor to such Receivable is absolute and is subject to no prior assignment, claim, lien or security interest; (v) the full amount reflected on the books of the Borrower or such Guarantor and on any invoice or statement delivered to the Administrative Agent related to such Receivable is owing to the Borrower or such Guarantor and no partial payment has been made thereon; (vi) such Receivable does not constitute chattel paper; (vii) such Receivable does not represent a Bill and Hold or similar arrangement; (viii) (1) such Receivable is due and payable not more than sixty (60) days from the original invoice date; (2) no more than ninety (90) days (or such longer period as Administrative Agent may by written notice to Borrower or such Guarantor approve) have elapsed from the original invoice date; and (3) the Receivable is otherwise consistent with the standard terms offered by the Borrower or such Guarantor to its customers on the Closing Date; (ix) such Receivable did not arise out of a contract or purchase order containing provisions prohibiting assignment thereof or the creation of a security interest therein, and the Borrower or such Guarantor has received no note, trade acceptance, draft or other instrument with respect to such Receivable or in payment thereof; (x) neither the Borrower nor any Guarantor has received any notice of the death of the Account Debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of receiver for any part of the property of, or assignment for the benefit of creditors made by, the Account Debtor; (xi) such Receivable is not payable by an Account Debtor affiliated with the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor or with any shareholder, owner, member, partner, employee, agent, affiliate, director, or officer of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor, as determined by the Administrative Agent in its sole discretion; (xii) such Receivable is not payable by any Account Debtor located outside the United States, (xiii) such Receivable is not payable by any Governmental Authority; (xiv) the Account Debtor for such Receivable is not located in a jurisdiction where the Borrower or any Guarantor is required to qualify to transact business or to file reports, unless the Borrower or such Guarantor has so qualified or filed; (xv) such Receivable is not payable by any Account Debtor having 20% or more (or upon notice, such higher percentage as the Administrative Agent in its sole discretion shall determine) in face value of its then existing accounts with the Borrower or any Guarantor ineligible hereunder (but only such Receivables in excess of 20% (or such higher percentage as the Administrative Agent may establish for the Account Debtor from time to time) of the aggregate Eligible Accounts of such Account Debtor shall not be Eligible Accounts hereunder); (xvi) such Receivable is not payable by any Account Debtor whose total accounts, in face amount, with the Borrower exceed 20% or more of the total aggregate amount of the Eligible Accounts, but only to the extent of such excess; (xvii) the Receivable has not otherwise been excluded by the Administrative Agent, which it reserves the right to do in its sole discretion; (xviii) such Receivable is not, at the discretion of Administrative Agent, deemed doubtful for collection for any reason including but not limited to, those involving disputes, returns, credit worthiness, legal proceedings, (whether in process, pending or threatened), conditional payments, is not free of all liens, encumbrances, charges, rights and interest except those in favor of Administrative Agent (for the benefit of the Secured Parties); or represent deposits, retainages, or progress billings, or are not payable in U.S. Dollars; (xix) such Receivable is not a Contra Account; (xx) such Receivable is not an account in dispute for any reason; (xxi) such Receivable does not represent a commission (other than a commission payable to Borrower or any Guarantor for freight brokerage services provided by Borrower or any Guarantor to a customer in the ordinary course of business in connection with strategic capacity solutions operating segment of the Loan Parties) or expense receivable (other than an amount payable to Borrower or any Guarantor by a customer in the ordinary course of business which reimburses Borrower or such Guarantor for expenses incurred in paying third parties to unload such customer’s transported cargo at destination points and similar related expenses); (xxii) such Receivable has not been bonded, or become subject to a suretyship or other similar arrangement; (xxiii) such Receivable does not represent a net credit balance after excluding Receivable amounts that do not comply with item (viii); and (xxiv) such Receivable does not represent a retainage associated with a receivable.  No presumption shall exist that a Receivable once classified by the Administrative Agent as an “Eligible Account” shall continue to be so classified.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Encumbered Eligible Revenue Equipment” means, as of any date of determination and without duplication, all Revenue Equipment of the Borrower or any Guarantor other than the following: (a) Revenue Equipment that is obsolete or not either currently usable or currently saleable in the ordinary course of the Borrower’s business (b) Revenue Equipment with respect to which Administrative Agent does not have a valid and enforceable, first priority, perfected Lien that is listed on the certificate of title issued with respect to such Revenue Equipment; (c) Revenue Equipment that is subject to a Lien in favor of any Person other than the Administrative Agent; (d) Revenue Equipment with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached; (e) Revenue Equipment that has sustained damage precluding use in the ordinary course of the business of the Loan Parties and such damage is not repaired within sixty (60) days after sustaining such damage; and (f) Owner-Operator Revenue Equipment.  Notwithstanding clause (b) of the foregoing sentence,  Revenue Equipment that is Collateral as of the Closing Date shall constitute Encumbered Eligible Revenue Equipment if it is not subject to any of the exclusions set forth in clauses (a), (c), (d), (e) or (f) of the foregoing sentence and, in addition, (A) prior to the Closing Date, Borrower has provided to Administrative Agent or its designee: (i) a detailed list of the certificates of title for all Revenue Equipment as to which the Administrative Agent’s lien will be noted on such certificates, and indicating the jurisdiction which has issued or will issue such certificates of title, (ii) duly executed applications to the applicable Governmental Authority to complete the issuance of such certificates of title showing the Administrative Agent as the sole lienholder thereof in the manner prescribed by the applicable jurisdiction, together with provision for payment of all applicable fees in connection therewith, and (iii) assurances satisfactory to the Administrative Agent that upon the payment in full of the obligations of the Loan Parties under the Existing Credit Facilities, any liens noted on the certificates of title securing the Existing Credit Facilities will be removed and new certificates will be issued noting only the Agent’s lien thereon; and (B) within seventy five (75) days  after the Closing Date (or such longer period as Administrative Agent may agree to in writing after receipt from Borrower of a written request for an extension of such seventy five (75) day period, which request shall not be unreasonably denied by Administrative Agent), all original certificates of title with the Agent’s lien duly noted thereon shall be delivered to Administrative Agent or its designee.

“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.

“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable federal, state or local environmental law or regulation and shall include, in any event and without limitation, any release of petroleum or petroleum related products.

“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and all rules and regulations from time to time promulgated thereunder.  Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Euro-Dollar Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the London InterBank Offered Rate.  A Euro-Dollar Advance is a Tranche Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (1) of the definition of Interest Period.  A Euro-Dollar Advance is an Index Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (2) of the definition of Interest Period.

“Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.06(c).

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Intermediary” means a Person acting as a qualified intermediary in accordance with Section 1031 of the Code in connection with a Revenue Equipment Exchange.

“Excluded Assets” means (a) any Property; (b) any lease, license, contract, or agreement to which any Loan Party is a party or any of such Loan Party’s rights or interests thereunder if and only for so long as the grant of a security interest therein under any Loan Document shall constitute or result in a breach, termination or default or invalidity under such lease, license, contract, or agreement or would violate any law, rule, or regulation applicable to or governing such lease, license, contract, or agreement (other than to the extent that any such term, law, rule or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law); provided that such lease, license, contract, or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Collateral Documents, immediately and automatically, at such time as such consequences shall no longer exist; (c) any intellectual property if and to the extent a grant of a security interest therein will result in the loss, voiding, abandonment, cancellation or termination of any right, title or interest in or to such intellectual property; provided, however, that such intellectual property shall be an Excluded Asset only to the extent and for so long as the circumstances specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Collateral Documents, immediately and automatically, at such time as such circumstances shall no longer exist; (d) any personal property financed by Purchase Money Debt and which is subject to a Purchase Money Lien if and only for so long as the grant of a security interest therein under any Loan Document shall constitute or result in a breach, termination or default under such Purchase Money Debt and such property shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Collateral Documents immediately and automatically at such time as such consequences shall no longer exist; (e) Refinanced Assets if and only so long as the grant of a security interest therein under any Loan Document shall constitute or result in a breach, termination or default under the terms of the Collateral Refinancing Debt secured by such Refinanced Assets, and such Refinanced Assets shall cease to be Excluded Assets and shall become subject to the security interest granted under the Collateral Documents immediately and automatically at such time as such consequences shall no longer exist; and (f) that certain securities account (account no. 741628028/63081175) maintained at Stephens Inc. for the benefit of the Borrower, together with any security entitlement of Borrower with respect thereto, and any financial asset credited to such securities account.  Notwithstanding the foregoing, Excluded Assets shall not affect and shall not exclude the Administrative Agent’s security interest in any products or proceeds of any Excluded Assets unless such products and proceeds are themselves Excluded Assets.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(e).

“Exempt Group” means (i) Robert M. Powell, James B. Speed, Clifton R. Beckham, Garry R. Lewis, M. Eric Brown, Michael R. Weindel, Jr., J. Rodney Mills, Darron R. Ming, and Craig S. Shelly, each of their spouses, each of their lineal descendants, and the spouses of each of their lineal descendants; (ii) estates of Persons described in clause (i); (iii) trusts established for the benefit of any Person or Persons described in clause (i); and (iv) corporations, limited liability companies, partnerships or similar entities 90% or more owned by any Person or Persons described in clauses (i) through (iii).

“Existing Credit Facilities” means that certain Amended and Restated Credit Agreement dated September 1, 2005, among USA Truck, Inc., the subsidiaries of the Borrower identified herein (as guarantors), Bank of America, N.A. (as administrative agent, swing line lender and L/C issuer, SunTrust Bank (as documentation agent) and the other lenders party thereto, as amended.

“Facing Fee” has the meaning given such term in Section 2.07(d).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BB&T on such day on such transactions as determined by the Administrative Agent.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” means the Obligations, including without limitation, any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from the Borrower to one or more of the Lenders, the Letter of Credit Issuer, the Hedge Counterparties, any Secured Party, the Administrative Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Collateral Documents or any other Loan Document.

“Guarantors” means collectively:  (a) the Initial Guarantors; and (b) all direct and indirect Subsidiaries of the Borrower or Guarantors acquired, formed or otherwise in existence after the Closing Date and required to become a Guarantor pursuant to Section 5.27.

“Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

“Hedge Counterparty” means:  (i) BB&T and its Affiliates; and (ii) any Person that (A) has provided the Administrative Agent with a fully executed designation notice, substantially in the form of Schedule A – Designation Notice and (B) enters into a Hedging Agreement with the Borrower that is permitted by Section 5.34 (even if the Hedging Agreement was entered into prior to the Closing Date) so long as such Person is a Lender; provided, in the case of a Hedging Agreement with a Person who is no longer a Lender, such Person shall cease to be considered a Hedge Counterparty on the date such Person ceased to be a Lender.

“Hedge Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto in the form the Administrative Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedge Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Transactions and (iii) any and all renewals, extensions and modifications of any Hedge Transactions and any and all substitutions for any Hedge Transactions.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Guarantor[s]” means International Freight Services, Inc., a Delaware corporation.

“Interest Payment Date” means the first day of each month.

“Interest Period” means:  (1) with respect to each Tranche Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(a)           any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b)           any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                                (c)           no Interest Period may be selected that begins before the Termination Date and would otherwise end after the Termination Date.

(2)           with respect to each Base Rate Borrowing and each Index Euro-Dollar Borrowing, a calendar month (commencing on the first day of each calendar month and ending on the last day of each calendar month regardless of whether a Base Rate Borrowing or Index Euro-Dollar Borrowing is outstanding on either date); provided that:

(a)           the initial Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings shall mean the period commencing on the Closing Date and ending April 30, 2010; and

(b)           the last Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings under this Agreement shall end on the Termination Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), (ii) purchase or acquisition of obligations or securities of such Person, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means.

“Joinder Agreement” means a Joinder and Reaffirmation Agreement substantially in the form of Exhibit D.

“Lender” means each lender listed on the signature pages hereof as having a Revolver Commitment (including for the avoidance of doubt any signature page executed by any Additional Lender pursuant to a Joinder Agreement in accordance with Section 2.14) and their respective successors and assigns.

“Lending Office” means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

“Letter of Credit” means a letter of credit issued by the Letter of Credit Issuer for the account of the Borrower pursuant to Article XI.

“Letter of Credit Application Agreement” means, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the Letter of Credit Issuer may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Letter of Credit Issuer and the Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

“Letter of Credit Fee” has the meaning set forth in Section 2.07(c).

“Letter of Credit Issuer” means BB&T.

“Letter of Credit Obligations” means, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Letter of Credit Issuer but which have not yet been issued.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.  For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Application Agreements, the Collateral Documents, the Asset Based Lending Credit Line Sweep Services Agreement, the Hedging Agreements, any other document evidencing or securing the Advances or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Letter of Credit Application Agreements the Collateral Documents, the Asset Based Lending Credit Line Sweep Services Agreement, the Hedging Agreements, the Advances or the Letters of Credit, as such documents and instruments may be amended or supplemented from time to time.

“Loan Parties” means collectively the Borrower and each Guarantor that is now or hereafter a party to any of the Loan Documents.

“Lockbox Agreement” means any agreement on the Administrative Agent’s standard form, or in a form otherwise acceptable to the Administrative Agent, to be executed by Borrower relating to the provision for lockbox services and requirements.

“London InterBank Offered Rate” has the meaning set forth in Section 2.06(c).

“Margin and Fee Rate Report” has the meaning given such term in Section 5.01(l).

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Loan Parties or any of their respective Subsidiaries, taken as a whole (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

“Material Contract” has the meaning given such term in Section 4.12.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

“Net Proceeds of Capital Stock/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or any Subsidiary of the Borrower in respect of the issuance of Capital Securities (including, without limitation, the aggregate amount of any and all Debt converted into Capital Securities), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or Subsidiary directly in connection with the issuance of such Capital Securities.

“Notes” means collectively the Revolver Notes and Swing Advance Note and any and all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof.  “Note” means any one of such Notes.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Continuation or Conversion” has the meaning set forth in Section 2.03.

“Obligations” means the collective reference to all of the following indebtedness obligations and liabilities:  (a) the due and punctual payment by the Borrower of:  (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances and Swing Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under this Agreement and the Letter of Credit Application Agreements, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of the Borrower as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by the Borrower with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under this Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Certificate” has the meaning set forth in Section 3.01(e).

“Operating Account” means the Borrower’s demand deposit account at any time with the Administrative Agent.  The term “Operating Account” shall be deemed to include any substitute or replacement account at the Administrative Agent.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owner-Operator Revenue Equipment” means tractors, trailers and other rolling stock that are owned by the Borrower or any Subsidiary and leased to employees of the Borrower or of any Subsidiary, or to third party owner-operators, under Borrower’s lease-purchase program, provided that such leases do not interfere in any material respect with the business of Borrower or any of its Subsidiaries.

“Participant” has the meaning assigned to such term in clause (d) of Section 9.07.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

 “Permitted Encumbrances” means Liens described in Section 5.13(a), (c), (d) and (g).

“Permitted Transfers” means (a) Dispositions of inventory in the  ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries that are Disposed of in the ordinary course of business; (c) Dispositions of assets to the Borrower or any Guarantor; provided, that if the transferor of such asset is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 5.12; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries and permitted under Section 5.13(j); (f) a termination of a lease of Property or personal property that is not necessary for the ordinary course of business, could not reasonably be expected to result in a Default or Event of Default and does not result from a Loan Party’s default thereunder; (g) the sale or disposition of Cash Equivalents for fair market value; (h) Dispositions consisting of the granting of Purchase Money Liens permitted by Section 5.13(i); (i) Dispositions consisting of the granting of Liens to secure Collateral Refinancing Debt permitted by Section 5.13(q); (j) Dispositions consisting of mortgages or deeds of trust and Sale/Leaseback Transactions permitted by Section 5.13(p); and (k) not otherwise a Permitted Transfer but is approved in writing by the Administrative Agent.

“Person” means a natural person, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

“Pledge Agreement” means the Equity Pledge Agreement, dated as of the Closing Date, substantially in the form of Exhibit N, pursuant to which Borrower and, if applicable, Guarantors pledge to the Administrative Agent for the benefit of the Secured Parties, among other things, (i) all of the capital stock and equity interests of the Guarantors and of each other current or future Subsidiary of the Borrower and Guarantors except Foreign Subsidiaries; and (ii) sixty-five percent (65%) of the voting (and 100% of the non-voting) capital stock and equity interests of each current or future Foreign  Subsidiary of the Borrower and each Guarantor.

“Prime Rate” refers to that interest rate so denominated and set by BB&T from time to time as an interest rate basis for borrowings.  The Prime Rate is but one of several interest rate bases used by BB&T.  BB&T lends at interest rates above and below the Prime Rate.  The Prime Rate is not necessarily the lowest or best rate charged by BB&T to its customers or other banks.

“Proceeds” shall have the meaning given to it under the UCC and shall include without limitation the collections and distributions of Collateral, cash or non-cash.

“Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party or any Subsidiary of a Loan Party, wherever located.  “Property” means any one of such Properties.

“Purchase Money Debt” means Debt (other than the Obligations or Debt arising in connection with an Acquisition) (a) for payment of any of the purchase price of fixed or capital assets; (b) incurred on the date of acquisition or within ninety (90) days after the acquisition (which for purposes of this definition shall be construed to mean the purchase, Capital Lease, or Synthetic Lease) of any fixed or capital assets for the purpose of financing any of the purchase price thereof; and (c) secured only by and with respect to which recourse for payment is contractually limited to, only the assets acquired with such Debt.

“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the assets acquired with such Debt and constituting a Capital Lease, a Synthetic Lease or a purchase money security interest under the UCC.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

“Receivables” shall have the meaning assigned to the term “Accounts” in the Security Agreement.

“Redeemable Preferred Securities” of any Person means any preferred stock or similar Capital Securities (including, without limitation, limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

“Refinanced Assets” means Revenue Equipment pledged to secure Collateral Refinancing Debt.

“Refinancing Conditions” means all of the following conditions with respect to Debt being refinanced: (i) the new Debt is in an aggregate principal amount that does not exceed the fair market value of the asset being refinanced, and has a final maturity date no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced thereby, (ii) if such Debt is Collateral Refinancing Debt, the advance rates with respect thereto shall not be less than the applicable advance rates set forth in the definition of “Borrowing Base” in this Agreement and in effect at the time of such refinancing after taking into account any then established reserves, (iii) the new Debt is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced thereby, (iv) a senior officer of Borrower has determined in good faith that the terms of such new Debt, taken as a whole, are more advantageous to the Loan Parties than the terms of the existing Debt being refinanced, (v) such new Debt may be secured only by, and recourse for payment shall be contractually limited to, the assets being refinanced thereby, and no additional Lien shall be granted to secure the new Debt, (vi) no additional Person is obligated on such new Debt, and (vii) immediately after giving effect to such new Debt, no Default or Event of Default shall exist.

“Register” has the meaning set forth in Section 9.07(c).

“Reimbursement Obligations” means the reimbursement or repayment obligations of the Borrower to the Letter of Credit Issuer pursuant to Section 11.05 with respect to Letters of Credit.

“Related Fund” means, with respect to any Lender that is a fund that invests in lender loans, any other fund that invests in lender loans and is advised or managed by the same investment advisor as such Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means at any time Lenders having at least 66⅔% of the aggregate amount of the Revolver Commitments or, if the Revolver Commitments are no longer in effect, Lenders holding at least 66⅔% of the aggregate outstanding principal amount of the Revolver Notes and the Letter of Credit Obligations.

“Restricted Payment” means (i) any dividend or other distribution on any shares of the Borrower’s or any Subsidiary’s Capital Securities (except dividends payable solely in shares of its Capital Securities); (ii) any payment of management, consulting, advisory or similar fees; or (iii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower’s or any Subsidiary’s Capital Securities (except shares acquired upon the conversion thereof into other shares of its Capital Securities) or (b) any option, warrant or other right to acquire shares of the Borrower’s Capital Securities.

“Revenue Equipment” means the owned tractors, trailers and other rolling stock of the Borrower or any Guarantor that are used by the Borrower or any Guarantor to transport goods for other Persons for hire.

“Revenue Equipment Exchange” shall mean a like-kind exchange, pursuant to Section 1031 of the Code, of Revenue Equipment which, in the reasonable judgment of the Borrower, is obsolete, uneconomic, or no longer useful in the conduct of the Loan Parties’ business or otherwise requires upgrading, the purpose of which is to acquire (and has resulted within 180 days prior to such exchange, or will result within 180 days following such exchange, in the acquisition of) replacement Revenue Equipment.

“Revolver Advance” means an advance made to the Borrower under this Agreement pursuant to Section 2.01(a) or a Swing Advance made to the Borrower under this Agreement pursuant to Section 2.01(b).  A Revolver Advance is a Tranche Euro-Dollar Advance if such Revolver Advance has an Interest Period described in subsection (1) of the definition of Interest Period.  A Revolver Advance is an Index Euro-Dollar Advance if such Revolver Advance is a Euro-Dollar Advance and has an Interest Period described in subsection (2) of the definition of Interest Period.

“Revolver Commitment” means, with respect to each Lender, (i) the amount set forth opposite the name of such Lender on the signature pages hereof, or (ii) as to any Lender which enters into an Assignment and Assumption (whether as transferor Lender or as assignee thereunder), the amount of such Lender’s Revolver Commitment after giving effect to such Assignment and Assumption, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

“Revolver Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay the Revolver Advances, together with all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof and “Revolver Note” means any one of such Revolver Notes.

“Sale/Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any real property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such real property or other real property that it intends to use for substantially the same purpose or purposes as the real property being sold or transferred.

“Sanctioned Entity” shall mean (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” shall mean collectively: (1) the Administrative Agent in its capacity as such under this Agreement, the Collateral Documents and the other Loan Documents; (2) the Lenders, (3) the Hedge Counterparties in their capacity as such under the Hedging Agreements; (4) any of the respective Affiliates of the Lenders as providers of Bank Products or Cash Management Services; (5) the Letter of Credit Issuer; and (6) the successors and assigns of the foregoing.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or a Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, account payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the General Security Agreement, substantially in the form of Exhibit M, by and between the Borrower, the Guarantors and the Administrative Agent for the benefit of the Secured Parties to be executed and delivered in connection herewith.

“Shareholders’ Equity” means, at any time, the Shareholders’ Equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Securities of the Borrower or any of its Consolidated Subsidiaries.  Shareholders’ Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Securities, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) transaction adjustments for foreign currency transactions.

“Sold Entity or Business” shall have the meaning provided in the definition of the term Consolidated EBITDAR.

“Subsidiary” of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or comparable governing body) or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Except as used in the definition of Collateral or unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swing Advance” means an Advance made by BB&T pursuant to Section 2.01(b), which must be a Base Rate Advance.

“Swing Advance Note” means the promissory note of the Borrower, substantially in the form of Exhibit B-2, evidencing the obligation of the Borrower to repay the Swing Advances, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

“Swing Line Lender” means BB&T, in its capacity as swing line lender, and its successors and permitted assigns in such capacity.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (i) April 18, 2014, (ii) the date the Revolver Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Revolver Commitments entirely pursuant to Section 2.08.

“Third Party” means any lessee, sublessee, licensee or other user of the Properties, excluding any user of the Properties in the ordinary course of the Borrower’s business and on a temporary basis.

“Total Unused Revolver Commitments” means at any date, an amount equal to: (A) the aggregate amount of the Revolver Commitments of all of the Lenders at such time, less (B) the sum of the aggregate outstanding principal amount of the Revolver Advances of all of the Lenders at such time and the Letter of Credit Obligations.

“UCC” means the Uniform Commercial Code as in effect in the State of North Carolina or, when the laws of any other jurisdiction govern the validity, enforceability, perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“Undrawn Amounts” means as of any date the aggregate undrawn amount of all Letters of Credit then issued and outstanding.

“Unencumbered Eligible Revenue Equipment” means, as of any date of determination and without duplication, all Revenue Equipment of the Borrower or any Guarantor other than the following: (a) Encumbered Eligible Revenue Equipment; (b) Revenue Equipment that is obsolete or not either currently usable or currently saleable in the ordinary course of the Borrower’s business; (c) Revenue Equipment that is subject to a Lien in favor of any Person other than the Administrative Agent; (d) Revenue Equipment with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached); (e) revenue Equipment subject to any Contractual Obligation or other restriction that limits or prohibits the creation and perfection of a Lien thereon in favor of the Administrative Agent (for the benefit of the Lenders); (f) Revenue Equipment that has sustained damage precluding use in the ordinary course of the Borrower’s business and such damage is not repaired within sixty (60) days after sustaining such damage; and (g) Owner-Operator Revenue Equipment.

“Unencumbered Eligible Revenue Equipment Advance Limit” means $20,000,000.

“Unused Commitment” means at any date, with respect to any Lender, an amount equal to its Revolver Commitment less the sum of the aggregate outstanding principal amount of the sum of its Revolver Advances and its Applicable Percentage of Swing Advances and Letter of Credit Obligations.

“Voting Stock” means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to cast votes in any election of any corporate directors (or Persons performing similar functions).

“Wholly Owned Subsidiary” means any Subsidiary all of the Capital Securities of which are at the time directly or indirectly owned by the Borrower.

SECTION 1.02. Accounting Terms and Determinations

.  Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent for distribution to the Lenders, unless with respect to any such change concurred in by the Borrower’s independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents:  (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or  (ii) the Required Lenders shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

SECTION 1.03. Use of Defined Terms

.  All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.04. Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (g) titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

ARTICLE II                       - THE CREDIT

SECTION 2.01. Commitments to Make Advances.

(a)           Syndicated Revolver Advances Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolver Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Revolver Advance is made, the aggregate outstanding principal amount of Revolver Advances by such Lender together with such Lender’s Applicable Percentage of the aggregate outstanding principal amount of all Swing Advances and Letter of Credit Obligations shall not exceed the amount of the Revolver Commitment of such Lender at such time, provided further that the aggregate principal amount of all Revolver Advances, together with the aggregate principal amount of all Letter of Credit Obligations and Swing Advances shall not exceed the: lesser of: (1) the Borrowing Base; and (2) the aggregate amount of the Revolver Commitments of all of the Lenders at such time.  Except as otherwise provided in an Asset Based Lending Credit Line Sweep Services Agreement, each Syndicated Borrowing under this Section 2.01 shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Total Unused Revolver Commitments less Swing Advances) and shall be made from the several Lenders ratably in proportion to their respective Revolver Commitments.  Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Revolver Advances and reborrow under this Section 2.01 at any time before the Termination Date.

(b)           Swing Advances.  In addition to the foregoing, BB&T shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Advances to the Borrower in an aggregate principal amount at any time outstanding not exceeding $10,000,000; provided that, immediately after such Swing Advance is made, the conditions set forth in Section 2.01(a) shall have been satisfied.  Except as otherwise provided in an Asset Based Lending Credit Line Sweep Services Agreement, each Swing Advance Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $100,000.  Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date.  Solely for purposes of calculating unused commitment fees under Section 2.07(a), Swing Advances shall not be considered utilization of the Revolver Commitment of BB&T or any other Lender hereunder.  All Swing Advances shall be made as Base Rate Advances.  At any time, upon the request of BB&T, each Lender other than BB&T shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Advances in an amount equal to its ratable share (based upon its respective Revolver Commitment) of such Swing Advances.  On such third Domestic Business Day, each Lender will immediately transfer to BB&T, in immediately available funds, the amount of its participation.  Whenever, at any time after BB&T has received from any such Lender its participating interest in a Swing Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.  Each Lender’s obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:  (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against BB&T requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the termination of the Revolver Commitments; (iii) any adverse change in the condition (financial, business or otherwise) of any Loan Party or any other Person; (iv) any breach of this Agreement by any Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.02. Method of Borrowing Advances.

(a) Except as otherwise provided in an Asset Based Lending Credit Line Sweep Services Agreement, the Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to (i) 11:00 A.M. (Eastern time) at least one Domestic Business Day before each Base Rate Borrowing, and each Index Euro-Dollar Borrowing, and (ii) 11:00 A.M. (Eastern time) at least three (3) Euro-Dollar Business Days before each Tranche Euro-Dollar Borrowing, specifying:

(i)           the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Index Euro-Dollar Borrowing and a Euro-Dollar Business Day in the case of a Tranche Euro-Dollar Borrowing,

(ii)           the aggregate amount of such Borrowing,

(iii)           whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances, or stating that such Borrowing is to be a Swing Line Borrowing and

(iv)           in the case of a Tranche Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and (unless such Borrowing is a Swing Line Borrowing) of such Lender’s ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

(c) Not later than 11:00 A.M. (Eastern time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied:  (1) in the case of a Syndicated Borrowing the Administrative Agent will disburse the funds so received from the Lenders to the Borrower; and (2) in the case of a Swing Line Borrowing BB&T will make available to the Borrower the amount of any such Swing Line Borrowing.

(d) Notwithstanding anything to the contrary contained in this Agreement, no Tranche Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

(e) In the event that a Notice of Borrowing fails to specify whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances, such Revolver Advances shall be made as Base Rate Advances.  If the Borrower is otherwise entitled under this Agreement to repay any Revolver Advances maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Revolver Advances using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Revolver Advances mature in an amount equal to the principal amount of the Revolver Advances so maturing, and the Revolver Advances comprising such new Borrowing shall be Base Rate Advances.

(f) Notwithstanding anything to the contrary contained herein, there shall not be more than six (6) Interest Periods outstanding at any given time; provided that for purposes of this Section 2.02(f), all Base Rate Advances shall constitute one Interest Period and all Index Euro-Dollar Advances shall constitute one Interest Period.

SECTION 2.03. Continuation and Conversion Elections

  By delivering a notice (a “Notice of Continuation or Conversion”), which shall be substantially in the form of Exhibit C, to the Administrative Agent on or before 12:00 P.M., Eastern time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Tranche Euro-Dollar Advances outstanding), the Borrower may from time to time irrevocably elect, by notice one Domestic Business Day prior in the case of a continuation of or conversion to Base Rate Advances or Index Euro-Dollar Advances or three (3) Euro-Dollar Business Days prior in the case of a continuation of or conversion to Tranche Euro-Dollar Advances, that all, or any portion in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000 be, (i) in the case of Base Rate Advances, converted into Euro-Dollar Advances or (ii) in the case of Euro-Dollar Advances, converted into Base Rate Advances or continued as Euro-Dollar Advances; provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Revolver Advances of all Lenders that have made such Revolver Advances, and (y) no portion of the outstanding principal amount of any Revolver Advances may be continued as, or be converted into, any Tranche Euro-Dollar Advance when any Default has occurred and is continuing.  In the absence of delivery of a Notice of Continuation or Conversion with respect to any Tranche Euro-Dollar Advance at least three (3) Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Tranche Euro-Dollar Advance shall, on such last day, automatically convert to a Base Rate Advance.

SECTION 2.04. Notes

  The Revolver Advances of each Lender shall be evidenced by a single Revolver Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender’s Revolver Commitment.  Upon the request of BB&T, the Swing Advances may be evidenced by a single Swing Advance Note payable to the order of BB&T in the original principal amount of $10,000,000.  Upon receipt of each Lender’s Note pursuant to Section 3.01, the Administrative Agent shall deliver such Note to such Lender.  Each Lender shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender’s Note; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Lender to assign its Notes.  Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

SECTION 2.05. Maturity of Advances

  Each Revolver Advance included in any Borrowing shall mature, and the principal amount thereof, together with all accrued unpaid interest thereon, shall be due and payable on the Termination Date.

SECTION 2.06. Interest Rates.

(a) “Applicable Margin” shall be determined quarterly based upon the ratio of Consolidated Debt (calculated as of the last day of each Fiscal Quarter) to Consolidated EBITDAR (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

          Ratio of Consolidated Debt                                                                           Euro-Dollar Loans and                                          Base
          to Consolidated EBITDAR                                                                                Letters of Credit                                           Rate Loans

Greater than 2.75 to 1.00                                                                                     3.25%               1.0%

Greater than 2.25 to 1.00
but less than or equal to 2.75 to 1.00                                                                2.75%                0.5%

Greater than 1.75 to 1.00
but less than or equal to 2.25 to 1.00                                                                2. 50%               0.25%

Less than or equal to 1.75 to 1.00                                                                      2.00%               0%

The Applicable Margin shall be determined effective as of the date (herein, the “Rate Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives (or should have received, if Borrower had complied with Section 5.01(l), the Margin and Fee Rate Report for the Fiscal Quarter for which the ratio of Consolidated Debt to Consolidated EBITDAR is being determined, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives or should have received, if Borrower had complied with Section 5.01(l) the Margin and Fee Rate Report for the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Closing Date, the Applicable Margin shall be 2.50% for a Euro-Dollar Advance and Letters of Credit and 0.25% for a Base Rate Loan, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, such Applicable Margin shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Margin as so redetermined shall be different from the Applicable Margin for such date determined on the Rate Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Margin shall be effective retroactive to the Rate Determination Date, and the Borrower, the Administrative Agent and the Lenders, as applicable, shall within ten (10) days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Lenders) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Lenders to the Borrower) equal to the difference between the interest and letter of credit fees actually paid under this Agreement and the interest and fees that would have been paid under this Agreement had the Applicable Margin as originally determined been equal to the Applicable Margin as redetermined, and (iii) if on any Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) the Borrower shall have failed to deliver to the Lender the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)), then for the period beginning on such Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) and ending on the earlier of (A) the date on which the Borrower shall deliver to the Administrative Agent the Margin and Fee Rate Report to be delivered pursuant to 5.01(l) with respect to such Fiscal Quarter, the Advances shall bear interest at a rate per annum determined as if the ratio of Consolidated Debt to Consolidated EBITDAR is greater than 2.75 to 1.00; provided that at the election of the Required Lenders, the principal amount of the Advances shall bear interest at the Default Rate upon the failure by the Borrower to deliver any Margin and Fee Rate Report.  Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.  In the event that any financial statement or Margin and Fee Rate Report delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin under this Section 2.06 for any period rather than the Applicable Margin applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Report and related financial information for such period, (ii) the Applicable Margin shall be at the actual Applicable Margin under this Section 2.06 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such period.  The provisions of this Section 2.06(a) shall not limit the rights of the Administrative Agent and the Lenders with respect to Sections 2.06(b) or 2.06(c) or Article VI and shall survive the termination of this Agreement and the Revolver Commitments.

(b) Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin.  Such interest shall be payable on each Interest Payment Date while such Base Rate Advance is outstanding and on the date such Base Rate Advance is converted to a Tranche Euro-Dollar Advance or repaid.  Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

(c) Each Euro-Dollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin, plus (2) the applicable Adjusted London InterBank Offered Rate for such Interest Period.  Such interest shall be payable for each Interest Period on the last day thereof, provided that interest on Index Euro-Dollar Advances shall be payable on each Interest Payment Date while such Index Euro-Dollar Advance is outstanding and the date such Index Euro-Dollar Advance is converted to a Tranche Euro-Dollar Advance or repaid.  Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

The “London InterBank Offered Rate” applicable to any Euro-Dollar Advance means for the Interest Period of such Euro-Dollar Advance the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Advance offered for a term comparable to such Interest Period, which rate appears on the display designated as Reuters Screen LIBOR01 Page (or such other successor page as may replace Reuters Screen LIBOR01 Page or such other service or services as may be nominated by the British Banker’s Association for the purpose of displaying London InterBank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, in the case of a Tranche Euro-Dollar Advance two (2) Euro-Dollar Business Days prior to the first day of such Interest Period and in the case of an Index Euro-Dollar Advance the first day of such Interest Period, provided that if no such offered rates appear on such page, the “London InterBank Offered Rate” for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, in the case of a Tranche Euro-Dollar Advance two (2) Euro-Dollar Business Days prior to the first day of such Interest Period and in the case of an Index Euro-Dollar Advance the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Advance.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Advance is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).  The Adjusted London InterBank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d) The Administrative Agent shall determine each interest rate applicable to the Advances hereunder in accordance with the terms of this Agreement.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e) After the occurrence and during the continuance of an Event of Default (other than an Event of Default under Sections 6.01(g) or (h)), the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Lenders elect to do so, (i) any overdue principal of and, to the extent permitted by law, overdue interest on the Advances shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate, and (ii) after the continuance and during the continuance of an Event of Default described in Section 6.01(g) or 6.01(h), the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest payable on demand for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.07. Fees.

(a) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender an unused commitment fee equal to the product of:  (i) the aggregate of the daily average amounts of such Lender’s Unused Commitment, times (ii) the Applicable Unused Fee Rate.  Solely for purposes of calculating unused commitment fees under this Section 2.07(a), Swing Advances shall not be considered utilization of the Revolver Commitment of BB&T or any other Lender hereunder.  Such unused commitment fee shall accrue from and including the Closing Date to and including the Termination Date.  Unused commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolver Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(b) The “Applicable Unused Fee Rate” shall be determined quarterly based upon the ratio of Consolidated Debt (calculated as of the last day of each Fiscal Quarter) to Consolidated EBITDAR (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

Ratio of Consolidated Debt                                                                           Applicable Unused
to Consolidated EBITDAR                                                                                       Fee Rate

Greater than 2.75 to 1.00                                                                                             0.375%
Greater than 2.25 to 1.00 but less than
or equal to 2.75 to 1.00                                                                                       0.30%
Greater than 1.75 to 1.00 but less than
or equal to 2.25 to 1.00                                                                                       0.25%
Less than or equal to 1.75 to 1.00                                                                                 .25%

The Applicable Unused Fee Rate shall be determined effective as of the date (herein, the “Unused Fee Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives the Margin and Fee Rate Report for the Fiscal Quarter which the ratio of Consolidated Debt to Consolidated EBITDAR is being determined, and the Applicable Unused Fee Rate so determined shall remain effective from such Unused Fee Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives the Margin and Fee Rate Report for the Fiscal Quarter in which such Unused Fee Determination Date falls (which latter date shall be a new Unused Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Unused Fee Determination Date next following the Closing Date, the Applicable Unused Fee Rate shall be 0.25%; (ii) in the case of any Applicable Unused Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Applicable Unused Fee Rate shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Unused Fee Rate as so redetermined shall be different from the Applicable Unused Fee Rate for such date determined on the Unused Fee Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Unused Fee Rate shall be effective retroactive to the Unused Fee Determination Date, and the Borrower, the Administrative Agent and the Lenders, as applicable, shall within ten (10) days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Lenders) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Lenders to the Borrower) equal to the difference between the non-utilization fees actually paid under this Agreement and the non-utilization fees that would have been paid under this Agreement had the Applicable Unused Fee Rate as originally determined been equal to the Applicable Unused Fee Rate as redetermined, and (iii) if on any Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) the Borrower shall have failed to deliver to the Administrative Agent the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)), then for the period beginning on such Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) and ending on the earlier of (A) the date on which the Borrower shall deliver to the Administrative Agent the Margin and Fee Rate Report to be delivered pursuant to Section 5.01(l) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Lender the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Unused Fee Rate shall be determined as if the ratio of Consolidated Debt to Consolidated EBITDAR is greater than 2.75 to 1.00.  In no event shall the Applicable Unused Fee Rate be decreased pursuant to this Section 2.07 if a Default is in existence on the Unused Fee Determination Date.  In the event that any financial statement or Margin and Fee Rate Report delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Unused Fee Rate under this Section 2.07 for any period rather than the Applicable Unused Fee Rate applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Report and related financial information for such period, (ii) the Applicable Unused Fee Rate shall be at the actual Applicable Unused Fee Rate under this Section 2.07 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional amount owing as a result of such increased Applicable Unused Fee Rate for such period.  The provisions of this Section 2.07(b) shall not limit the rights of the Administrative Agent and the Lenders with respect to Article VI and shall survive the termination of this Agreement and the Revolver Commitments.

(c) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender, with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of:  (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to the Applicable Margin for Letters of Credit (determined in accordance with Sections 2.06 and 2.13 hereof).  Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the  termination thereof (whether at its stated expiry date or earlier).  The “Applicable Margin” for Letters of Credit shall be as determined in Section 2.06(a).

(d) The Borrower shall pay to the Administrative Agent for the account of the Letter of Credit Issuer a facing fee (the “ Facing Fee”) with respect to each Letter of Credit equal to the product of:  (i) the face amount of such letter of credit, times (ii) one-eighth (1/8th) of one percent (0.125%).  Such Facing Fee shall be due and payable on such date as may be agreed upon by the Letter of Credit Issuer and the Borrower.  The Borrower shall pay to the Letter of Credit Issuer, for its own account, transfer fees, drawing fees, modification fees, extension fees and such other fees and charges as may be provided for in any Letter of Credit Application Agreement or otherwise charged by the Letter of Credit Issuer.  No Lender shall be entitled to any portion of the Facing Fees or any other fees payable by the Borrower to the Letter of Credit Issuer pursuant to this Section 2.07(d).

(e) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent’s Letter Agreement.

SECTION 2.08. Optional Termination or Reduction of Commitments

  The Borrower may, upon at least 3 Domestic Business Day’s irrevocable notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $10,000,000 or any larger multiple of $5,000,000, the Revolver Commitments; provided, however:  (1) each termination or reduction, as the case may be, shall be permanent and irrevocable; (2) no such termination or reduction shall be in an amount greater than the Total Unused Revolver Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.08 shall result in the aggregate Revolver Commitments of all of the Lenders being reduced to an amount less than $75,000,000, unless the Revolver Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.  Each reduction shall be made ratably among the Lenders in accordance with their respective Revolver Commitments.

SECTION 2.09. Termination of Commitments

  The Revolver Commitments shall terminate on the Termination Date and any Revolver Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.10. Optional Prepayments.

(a) The Borrower may, upon at least three (3) Domestic Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing or Index Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $100,000 or any larger integral multiple of $100,000 (or any lesser amount equal to the outstanding balance of such Advance), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied first to any Swing Advances outstanding and then to prepay ratably the Base Rate Advances and Index Euro-Dollar Advances of the several Lenders included in such Base Rate Borrowing or Index Euro-Dollar Borrowing, as the case may be.

(b) Subject to any payments required pursuant to the terms of Article VIII for such Tranche Euro-Dollar Borrowing, the Borrower may, upon at least three (3) Domestic Business Day’s prior written notice, prepay in minimum amounts of $500,000 with additional increments of $100,000 (or any lesser amount equal to the outstanding balance of such Advances) all or any portion of the principal amount of any Tranche Euro-Dollar Borrowing prior to the maturity thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and such payments required pursuant to the terms of Article VIII.  Each such optional prepayment shall be applied to prepay ratably the Tranche Euro-Dollar Advances of the several Lenders included in such Tranche Euro-Dollar Borrowing.

(c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

SECTION 2.11. Mandatory Prepayments.

(a) On each date on which the Revolver Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Revolver Advances, if any (together with interest accrued thereon and any amount due under Section 8.05), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolver Advances does not exceed the aggregate amount of the Revolver Commitments as then reduced.  Each such payment or prepayment shall be applied first to any Swing Advances outstanding, and then ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (i) first, to Base Rate Advances; (ii) second, to Index Euro-Dollar Advances; and (iii) lastly, to Tranche Euro-Dollar Advances.

(b) In the event that the aggregate principal amount of all Revolver Advances at any one time outstanding shall at any time exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time, the Borrower shall immediately repay so much of the Revolver Advances as is necessary in order that the aggregate principal amount of the Revolver Advances thereafter outstanding, shall not exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time.  Each such payment or prepayment shall be applied ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority:  (i) first, to Base Rate Advances; (ii) second, to Index Euro-Dollar Advances; and (iii) lastly, to Tranche Euro-Dollar Advances.

(c) In the event that:  (1) the aggregate principal amount of all Advances, together with the aggregate principal amount of the Swing Advances and Letter of Credit Obligations at any one time outstanding shall at any time exceed the Borrowing Base; or (2) the aggregate principal amount of all Advances, together with the aggregate principal amount of the Swing Advances and Letter of Credit Obligations at any one time outstanding shall at any time exceed the aggregate amount of the Revolver Commitments of all of the Banks at such time, the Borrowers shall immediately repay so much of the Advances and Swing Advances as is necessary in order that:  (1)  the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Swing Advances and Letter of Credit Obligations shall not exceed the Borrowing Base; and (2) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Swing Advances and Letter of Credit Obligations shall not exceed the aggregate amount of the Revolver Commitments of all of the Banks at such time.

(d) Hedging Obligations Unaffected.  Any repayment or prepayment made pursuant to this Section shall not affect the Borrowers’ obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.

SECTION 2.12. General Provisions as to Payments.

(a) The Borrower shall make each payment of principal of, and interest on, the Revolver Advances and of fees hereunder without any set off, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Eastern time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in Section 9.01.  The Administrative Agent will promptly distribute to BB&T each such payment received on account of the Swing Advances and to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.

(b) Whenever any payment of principal of, or interest on, the Base Rate Advances or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of or interest on, the Euro-Dollar Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(d) Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation

(e) Taxes.

(i)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Letter of Credit Issuer or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (i) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(iii)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, the Letter of Credit Issuer and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, the Letter of Credit Issuer or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), by Letter of Credit Issuer  (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Letter of Credit Issuer, shall be conclusive absent manifest error.

(iv)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(v)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is a resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)           duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)           duly completed copies of Internal Revenue Service Form W-8ECI,

(C)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(D)           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(vi)           Treatment of Certain Refunds.  If the Administrative Agent, the Letter of Credit Issuer or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Letter of Credit Issuer or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, the Letter of Credit Issuer or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Letter of Credit Issuer or such Lender in the event the Administrative Agent, the Letter of Credit Issuer or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, the Letter of Credit Issuer or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.13. Computation of Interest and Fees

  Interest on the Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Utilization fees, unused commitment fees, letter of credit fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14. Increase in Commitments.

(a) The Borrower shall have the right, at any time and from time to time after the Closing Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Revolver Commitments (but not the limitation on the amount of Swing Advances specified in Section 2.01(b) or the amount of Letter of Credit Obligations specified in Section 11.02(b) (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Revolver Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Revolver Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof, provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000, (ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolver Commitments shall not exceed $175,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $75,000,000, (iii) no Default shall have occurred and be continuing on the applicable Commitment Increase Date (as hereinafter defined) or shall result from any Commitment Increase, (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the covenants contained in Article V, (v) no Commitment Increase shall be effective until the Administrative Agent has consented to such Commitment Increase in writing which consent may not be unreasonably withheld; and (vi) the Borrower shall give the existing Lenders the right of first refusal for participating in any such Commitment Increase by providing such notice to the Administrative Agent fifteen (15) Domestic Business Days before making a request to any Person that is not already a Lender.  An existing Lender shall have priority over Additional Lenders to participate in such requested Commitment Increase if such existing Lender provides written notice of its election to participate within fifteen (15) Domestic Business Days of such existing Lender’s receipt of such notice.  Such notice from the Borrower shall specify the requested amount of the Commitment Increase.  No Lender shall have any obligation to become an Increasing Lender.  Any fees paid by the Borrower for a Commitment Increase to an Increasing Lender, an Additional Lender, the Administrative Agent or BB&T, as arranger, shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.

(b) Each Additional Lender must qualify as an Eligible Assignee (the selection of which shall include the prior approval of the Administrative Agent).  The Borrower, the other Loan Parties and each Additional Lender shall execute a joinder agreement, and the Borrower, the other Loan Parties and each Lender shall execute all such other documentation as the Administrative Agent and the Borrower may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to evidence the Revolver Commitment adjustments referred to in Section 2.14(e).

(c) If the aggregate Revolver Commitments are increased in accordance with this Section 2.14, the Borrower (in consultation with the Administrative Agent), Increasing Lender(s) (if any) and Additional Lender(s) (if any) shall agree upon the effective date (the “Commitment Increase Date,” which shall be a Domestic Business Day not less than thirty (30) days prior to the Termination Date).  The Administrative Agent shall promptly notify the Lenders of such increase and the Commitment Increase Date.  Each of the Borrower, the Guarantors, the Lenders and the Administrative Agent acknowledges and agrees that each Commitment Increase meeting the conditions set forth in this Section 2.14 (x) shall not require the consent of any Guarantor or any Lender other than the Increasing Lenders and Additional Lenders who have agreed to make such Commitment Increase and shall not constitute an amendment, modification or waiver subject to Section 9.05 and (y) subject to clause (d) of this Section 2.14, shall be effective as of the Commitment Increase Date.

(d) Notwithstanding anything set forth in this Section 2.14 to the contrary, the Borrower shall not incur any Revolver Advances pursuant to any Commitment Increase (and no Commitment Increase shall be effective) unless the conditions set forth in Section 2.14(a) as well as the following conditions precedent are satisfied on the applicable Commitment Increase Date:

(i)           The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:

(A)           a supplement to this Agreement signed by each Increasing Lender (if any) and Additional Lender (if any), setting forth the reallocation of Commitments referred to in Section 2.14(e), all other documentation required by the Administrative Agent pursuant to Section 2.14(b) and such other modifications, documents or items as the Administrative Agent, such Lenders or their counsel may reasonably request;

(B)           an instrument, duly executed by each Borrower and each Guarantor, if any, acknowledging and reaffirming its obligations under this Agreement, the Collateral Documents, and the other Loan Documents to which it is a party;

(C)           a certificate of the secretary or an assistant secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to such Commitment Increase;

(D)           a certificate of the Chief Financial Officer of the Borrower, certifying that (x) as of the Commitment Increase Date, all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), except that for purposes of this Section 2.14(d)(i) the representations and warranties contained in Section 4.04(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01, (y) immediately after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V, and (z) no Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof);

(E)           an opinion or opinions of counsel for the Borrower and the Guarantors, in a form satisfactory to Administrative Agent and covering such matters as Administrative Agent may reasonably request, addressed to the Administrative Agent and the Lenders, together with such other documents, instruments and certificates as the Administrative Agent shall have reasonably requested;

(F)           such other documents or items that the Administrative Agent, such Lenders or their counsel may reasonably request.

(ii)           In the case of any Borrowing of Revolver Advances in connection with such Commitment Increase for the purpose of funding an Acquisition, the applicable conditions set forth in this Agreement with respect to Acquisitions shall have been satisfied.

(e) On the Commitment Increase Date, (i) the aggregate principal outstanding amount of the Revolver Advances (the “Initial Advances”) immediately prior to giving effect to the Commitment Increase shall be deemed to be repaid, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings of Revolver Advances (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Advances and of the types and for the Interest Periods specified in a Notice of Borrowing delivered to the Administrative Agent in accordance with Section 2.02(a), (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances and (z) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Revolver Commitments (calculated after giving effect to the Commitment Increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Initial Advances to the Lenders entitled thereto, and (vii) the signature pages hereto shall be deemed amended to reflect the Revolver Commitments of all Lenders after giving effect to the Commitment Increase.  The deemed payments made pursuant to clause (i) above in respect of each Euro-Dollar Advance shall be subject to indemnification by the Borrower pursuant to the provisions of Section 8.05 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.

ARTICLE III                                 - CONDITIONS TO BORROWINGS

SECTION 3.01. Conditions to Closing and First Borrowing

  The obligation of each Lender to make an Advance on the Closing Date (and the obligation of the Letter of Credit Issuer to issue a Letter of Credit on the Closing Date) is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;

(b) receipt by the Administrative Agent of (i) a duly executed Revolver Note for the account of each Lender, and (ii) a duly executed Swing Advance Note for the account of the Swing Line Lender, in each case complying with the provisions of Section 2.04;

(c) receipt by the Administrative Agent of an opinion of the Scudder Law Firm as counsel to the Loan Parties, dated as of the Closing Date (or in the case of an opinion delivered pursuant to Section 5.27 hereof such later date as specified by the Administrative Agent) in a form satisfactory to Administrative Agent and covering such matters set forth in Exhibit E hereto and such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(d) receipt by the Administrative Agent of a certificate (the “Closing Certificate”), dated the date of the first Borrowing, substantially in the form of Exhibit F hereto, signed by a chief financial officer or other authorized officer of each Loan Party, to the effect that, to his knowledge, (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Loan Parties contained in Article IV are true on and as of the date of the first Borrowing hereunder;

(e) receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, substantially in the form of Exhibit G hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s state of organization as to the good standing or existence of such Loan Party, and (iv) the Organizational Action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;

(f) receipt by the Administrative Agent of a Notice of Borrowing;

(g) the Security Agreement and the other Collateral Documents, each in form and content satisfactory to the Administrative Agent shall have been duly executed by the applicable Loan Parties and such documents shall have been delivered to the Administrative Agent and shall be in full force and effect and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties, upon filing, recording or possession by the Administrative Agent, as the case may be, a valid, legal and perfected first-priority security interest in and lien on the Collateral described in the Collateral Documents shall have been delivered to the Administrative Agent; Borrower shall also deliver or cause to be delivered the certificates (with undated stock powers executed in blank) for all shares of stock or other equity interests pledged to the Administrative Agent for the benefit of Lenders pursuant to the Pledge Agreement;

(h) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the Loan Parties are organized, the chief executive office of each such Person is located, any offices of such persons in which records have been kept relating to Collateral described in the Collateral Documents and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens other than Permitted Liens indicated in any such financing statement (or similar document) have been or will be released to the satisfaction of Administrative Agent;

(i) receipt by the Administrative Agent of (i) a Borrowing Base Certification Report, dated as of the last day of the month immediately preceding the Closing Date, and (ii) the financial statements and other financial information described in Section 4.04(a), all in form and substance satisfactory to the Administrative Agent;

(j) receipt by the Administrative Agent and approval by the Lenders of the insurance required under this Agreement;

(k) the Borrower shall have paid or shall have arranged to have paid from the proceeds of the initial Borrowing, all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Administrative Agent’s Letter Agreement to be paid as of such date, and shall have reimbursed or shall have arranged to have reimbursed from the proceeds of the initial Borrowing, the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Loan Documents, including the reasonable legal, audit and other document preparation costs incurred by the Administrative Agent;

(l) the Administrative Agent shall have received a payoff letter in a form reasonably satisfactory to the Administrative Agent setting forth the amount, together with all necessary wire instructions, needed to pay in full the obligations of any Loan Party existing under and to terminate the Existing Credit Facilities (including termination of any letters of credit issued thereunder);

(m) receipt by the Administrative Agent and Lenders of (i) Borrower’s financial and business projections for the three year period after the Closing Date; and (ii) appraisals of Borrower’s assets, all in form and content satisfactory to the Administrative Agent and the Lenders;

(n) such other documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request; and

(o) the Administrative Agent shall have completed its legal and financial due diligence (including completion of an equipment appraisal and field examination), and the results of such legal and financial due diligence shall be satisfactory to the Administrative Agent.

SECTION 3.02. Conditions to All Borrowings

  The obligation of each Lender to make an Advance on the occasion of each Borrowing the obligation of BB&T to make a Swing Advance and the obligation of the Letter of Credit Issuer to issue a Letter of Credit is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02

(b) receipt by the Administrative Agent of such documentation as the Administrative Agent shall reasonably require to demonstrate Borrower’s compliance with Sections 5.03, 5.04 and 5.07;

(c) the fact that, immediately before and after such Borrowing (or issuance of a Letter of Credit, as the case may be), no Default shall have occurred and be continuing;

(d) the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, on and as of the date of such Borrowing (or issuance of a Letter of Credit, as the case may be) (except for representations and warranties that expressly relate to an earlier date); and

(e) the fact that, immediately after such Borrowing (or issuance of a Letter of Credit, as the case may be) (i) the aggregate outstanding principal amount of the Revolver Advances of each Lender together with such Lender’s Applicable Percentage of the aggregate outstanding principal amount of all Swing Advances and Letter of Credit Obligations, will not exceed the amount of its Revolver Commitment and (ii) the aggregate outstanding principal amount of the Revolver Advances together with the aggregate outstanding principal amount of all Swing Advances and Letter of Credit Obligations, will not exceed the lesser of:  (A) the aggregate amount of the Revolver Commitments of all of the Lenders as of such date; and (B) the Borrowing Base.

Each Borrowing, the issuance of each Letter of Credit and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing, the issuance of such Letter of Credit or Notice of Continuation or Conversion, as the case may be as to the truth and accuracy of the facts specified in clauses (c), (d) and (e) of this Section.

ARTICLE IV                                 - REPRESENTATIONS AND WARRANTIES

The Borrower and Guarantors represent and warrant that:

SECTION 4.01. Existence and Power

  The Borrower is a corporation, and each Guarantor is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary and failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.02. Organizational and Governmental Authorization; No Contravention

.  The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which such Loan Party is a party (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary Organizational Action, (iii) require no action by or in respect of, or filing with, any Governmental Authority except for such filings of UCC financing statements and notation of the Administrative Agent’s lien upon motor vehicle titles as are contemplated by the Collateral Documents (iv) do not contravene, or constitute a default under, any Applicable Law or regulation or of the Organizational Documents and Operating Documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries, except for those Liens contemplated by the Loan Documents for the benefit of the Lenders.

SECTION 4.03. Binding Effect

.  This Agreement constitutes a valid and binding agreement of the Loan Parties enforceable in accordance with its terms, and the Notes, the Collateral Documents and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Loan Parties party to such Loan Document enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

SECTION 4.04. Financial Information.

(a) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by Grant Thornton, LLP, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such periods stated.

(b) Since December 31, 2009 no event, act or condition has occurred that either does or has a reasonable probability of causing a Material Adverse Effect.

SECTION 4.05. Litigation

  Except as set forth on Schedule 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any Governmental Authority which in any manner draws into question the validity or enforceability of, or could impair the ability of the Loan Parties to perform their respective obligations under, this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents.

SECTION 4.06. Compliance with ERISA.

(a) The Loan Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance  with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b) Neither the Loan Parties nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

(c) The assets of the Loan Parties or any Subsidiary of any Loan Party do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.  The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.

SECTION 4.07. Compliance with Laws; Payment of Taxes

  The Loan Parties and their respective Subsidiaries are in compliance with all Applicable Laws (including, without limitation, all Environmental Laws), regulations and similar requirements of Governmental Authorities.  There have been filed on behalf of the Loan Parties and their respective Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid except where the same are currently being contested in good faith by appropriate proceedings and for which Loan Party or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate.  No Loan Party has been given or been requested to give a waiver of the statute of limitation relating to the payment of federal, state, local or foreign taxes.

SECTION 4.08. Subsidiaries

  Each of the Subsidiaries of each Loan Party is a corporation, a limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.08 and as set forth in any Compliance Certificate provided to the Administrative Agent and Lenders pursuant to Section 5.01(c) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.

SECTION 4.09. Investment Company Act, Etc.

  No Loan Party nor any Subsidiary of a Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended

SECTION 4.10. All Consents Required

 All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Loan Document to which any Loan Party is a party, have been obtained.

SECTION 4.11. Ownership of Property; Liens

Each of the Loan Parties and their respective Subsidiaries has title or the contractual right to possess its properties sufficient for the conduct of its business and none of such properties is subject to any Lien except as permitted in Section 5.13.

SECTION 4.12. No Default or Event of Default

Schedule 4.12 is, as of the Closing Date, a true, correct and complete listing of all contracts to which any Loan Party is a party, the breach of or failure to perform which, either by a Loan Party or other party to such contract, could reasonably be expected to have a Material Adverse Effect (each a “Material Contract” and collectively, the “Material Contracts”).  The Borrower, its Subsidiaries and the other Loan Parties that are a party to any Material Contract have performed and are in compliance with all of the material terms of such Material Contract, and no Loan Party has knowledge of any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, that exists with respect to any such Material Contract.  No Default or Event of Default has occurred and is occurring.

SECTION 4.13. Reports Accurate; Full Disclosure

All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Loan Parties to the Administrative Agent or any Lender in connection with this Agreement or any Loan Document, including without limitation all reports furnished pursuant to Section 4.04, are true, complete and accurate in all material respects; it being recognized by the Administrative Agent and the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.  Neither this Agreement, nor any Loan Document, nor any agreement, document, certificate or statement furnished to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  There is no fact known to any Loan Party which materially and adversely affects the Borrower and its Subsidiaries, or in the future is reasonably likely to have a Material Adverse Effect.

SECTION 4.14. Environmental Matters

(a) Except as set forth on Schedule 4.14, no Loan Party nor any Subsidiary of a Loan Party is subject to any Environmental Liability as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, in the aggregate, a Material Adverse Effect, and no Loan Party nor any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA.  None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

(b) Except as set forth on Schedule 4.14, no Hazardous Materials are being (or to the knowledge of the Loan Parties have been) used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Loan Parties, at or from any adjacent site or facility, except for Hazardous Materials, such as diesel fuel, motor oil, anti-freeze, cleaning solvents and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in the ordinary course of business of such Loan Party or Subsidiary of a Loan Party in compliance with all applicable Environmental Requirements.

(c) The Loan Parties, and each of their respective Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of the business contemplated on such Property, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the Loan Party’s, and each of their respective Subsidiary’s, respective businesses.

SECTION 4.15. USA Patriot Act; OFAC

(a) No Loan Party nor any Affiliate of a Loan Party is (1) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (2) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign lender that does not have a physical presence in any country and that is not affiliated with a Lender that has a physical presence and an acceptable level of regulation and supervision; or (3) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(b) No Loan Party or any Affiliate of a Loan Party (i) is a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Entities.  The proceeds of any Advance will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Entity.  No Loan Party or any Affiliate of a Loan Party are in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

SECTION 4.16. Capital Securities

 All Capital Securities, debentures, bonds, notes and all other securities of each Loan Party and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws.  The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any Lien or adverse claim, except for Liens permitted under Section 5.13(a).

SECTION 4.17. Margin Stock

No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System.  Following the application of the proceeds from each Advance, not more than 25% of the value of the assets, either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis, will be “Margin Stock.”

SECTION 4.18. Insolvency

After giving effect to the execution and delivery of the Loan Documents and the making of the Advances under this Agreement, no Loan Party will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to conduct their business in the manner currently conducted or contemplated.

SECTION 4.19. Security Documents

 a) Upon execution by the applicable Loan Parties, the Security Agreement shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, upon filing of one or more Uniform Commercial Code financing statements in the appropriate jurisdictions, in the case of Revenue Equipment, notation of the Administrative Agent’s Lien on the motor vehicle title for such item of Revenue Equipment and in the case of deposit accounts execution and delivery of control agreements in the form attached hereto as Exhibit H, Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the applicable Loan Parties, in such Collateral and the proceeds thereof that can be perfected upon filing of one or more Uniform Commercial Code financing statements, notation of Administrative Agent’s lien on such motor vehicle title and execution and delivery of such control agreements, in each case prior and superior in any right to any other Person, except as may be permitted under Section 5.13 of this Agreement.

(b) Upon execution by the applicable Loan Parties, the Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, upon filing of one or more UCC financing statements in the appropriate jurisdictions and delivery of the certificates evidencing shares of stock, membership interests and other equity interests, and execution and delivery of undated stock powers executed in blank.  Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties as pledgor thereunder, in such Collateral and the Proceeds thereof, in each case prior and superior in any right to any other Person, except as may be permitted under Section 5.13 of this Agreement.

SECTION 4.20. Labor Matters

.  Except as disclosed in writing by the Borrower to the Administrative Agent, there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened.  The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have been in compliance in all material respects with the Fair Labor Standards Act and any other applicable federal, state or foreign law dealing with such matters.  To the knowledge of any Loan Party, all payments due from the Loan Parties or any of their respective Subsidiaries, or for which any claim may be made against the Loan Parties or any of their respective Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, as appropriate.  No Loan Party nor any Subsidiary of a Loan Party is party to a collective bargaining agreement.

SECTION 4.21. Patents, Trademarks, Etc

The Loan Parties and their respective Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are material to the businesses, assets, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole

The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries, does not to the knowledge of the Loan Parties and their respective Subsidiaries infringe on the rights of any Person.

SECTION 4.22. Insurance

The Loan Parties and each of their Subsidiaries has (either in the name of such Loan Party or in such Subsidiary's name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 4.23. Anti-Terrorism Laws

To the knowledge of the Loan Parties and their respective Subsidiaries, none of the Loan Parties, nor any of their respective Subsidiaries, is in violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.

SECTION 4.24. Ownership Structure

As of the Closing Date, Schedule 4.24 is a complete and correct list of all Subsidiaries of the Borrower and of each Loan Party setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Capital Securities in such Subsidiary, (iii) the nature of the Capital Securities held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Capital Securities.  Except as disclosed in such Schedule, as of the Closing Date (i) the Borrower and its Subsidiaries owns, free and clear of all Liens and has the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding Capital Securities of each Person is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Capital Securities of any type in, any such Person.

SECTION 4.25. No Default or Event of Default

No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or would reasonably be expected to constitute a Default or Event of Default.

SECTION 4.26. Location of Offices

The Borrower’s name is USA TRUCK, INC.  The Initial Guarantor’s name is INTERNATIONAL FREIGHT SERVICES, INC.  The location of Borrower (within the meaning of Article 9 of the UCC) is Delaware.  The Location of the Initial Guarantor (within the meaning of Article 9 of the UCC) is Delaware.  Neither the Borrower nor the Initial Guarantor has changed its name, identity, structure, existence or state of formation, whether by amendment of its Organizational Documents, by reorganization or otherwise, or has changed its location (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date or any subsequent date on which this representation is made.

SECTION 4.27. Affiliate Transactions

Except as permitted by Section 5.26, neither the Borrower nor any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.

SECTION 4.28. Broker’s Fees

Except as set forth in the Administrative Agent’s Letter Agreement, no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  Except as set forth in the Administrative Agent’s Letter Agreement, no other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

SECTION 4.29. Survival of Representations and Warranties, Etc.

  All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Closing Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Loan Parties in favor of the Administrative Agent and each of the Lenders under this Agreement

All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Advances.

SECTION 4.30. Loans and Investments

 No Loan Party nor any of their respective Subsidiaries has made a loan, advance or Investment which is outstanding or existing on the Closing Date except as set forth on Schedules 5.10 and 5.12.

ARTICLE V                      - COVENANTS

The Borrower and Guarantors agree, jointly and severally, that, so long as any Lender has any Revolver Commitment hereunder or any Obligation remains unpaid:

SECTION 5.01. Information

 The Borrower will deliver to the Administrative Agent, who will then promptly deliver to each of the Lenders:

(a) as soon as available and in any event within one hundred, twenty (120) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Grant Thornton, LLP or other independent public accountants reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

(b) as soon as available and in any event within forty-five (45) days after the end of each of the four Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit J and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the chief financial officers or authorized officers of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the requirements of Sections 5.03, 5.04, 5.07, 5.08, 5.11, 5.13 and 5.16 on the date of such financial statements, (ii) setting forth the identities of the respective Subsidiaries on the date of such financial statements, (iii) setting forth the ratio of Consolidated Debt (calculated as of the last day of such Fiscal Quarter or Fiscal Year, as the case may be) to Consolidated EBITDAR (calculated as of the last day of such Fiscal Quarter or Fiscal Year, as the case may be, for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters) and (iv) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;

(d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

(e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officers or authorized officers of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(h) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding (and any material development in respect of such proceedings) involving a claim against a Loan Party and/or any Subsidiary of a Loan Party for $2,000,000 or more in excess of amounts covered in full by applicable insurance provided that for purposes of this Section 5.01(h), applicable insurance shall include any self insured retention amounts maintained by a Loan Party and/or any Subsidiary of a Loan Party as to physical damage;

(i) as soon as available and in any event by the 20th calendar day of each Fiscal Quarter, an aging of payables, showing the age of such payables, identifying the Persons who are the creditors for such payables (specifying the amount and age of the payables, owing to each such creditor) and containing such other information and accompanied by such supporting documents as the Administrative Agent, in its sole discretion may from time to time prescribe, dated as of the last day of the immediately preceding Fiscal Quarter, and certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of the Borrower;

(j) as soon as available and in any event by the 20th calendar day of each Fiscal Quarter, an aging of Receivables, showing the age of such Receivables, identifying the Persons who are the account debtors for such Receivables (specifying the amount and age of the Receivables owing from each such Account Debtor) and containing such other information and accompanied by such supporting documents as the Administrative Agent, in its sole discretion may from time to time reasonably prescribe, dated as of the last day of the immediately preceding Fiscal Quarter, and certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of the Borrower;

(k) as soon as available and in any event by the 20th calendar day of each succeeding month, (i) a statement of all Revenue Equipment Exchanges either consummated in or pending during the preceding month, together with a statement of all funds held by Exchange Intermediaries during such period, and (ii) a Borrowing Base Certification Report, in form and content reasonably satisfactory to the Administrative Agent, dated as of the last day of the immediately preceding month, and shall be certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of the Borrower;

(l) simultaneously with the delivery of each set of financial statements referred to in clause (a) and clause (b) above, a report (the “Margin and Fee Rate Report”) substantially in the form attached hereto as Exhibit K, reflecting the information needed for a determination of the Applicable Margin and the Applicable Unused Fee Rate in such form as Administrative Agent shall in its sole discretion approve, together with Borrower’s calculation of the Applicable Margin and Applicable Fee Rate, all for the preceding Fiscal Quarter.  Such Margin and Fee Rate Report shall be certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of Borrower;

(m) promptly upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent to or received by the Borrower from the Borrower’s auditor(s), or if no management letter is prepared, a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter;

(n) promptly upon becoming aware thereof, written notice of any contingent liabilities of the Borrower that exceed amounts covered by applicable insurance by more than (i) $2,000,000 with respect to individual claims, and (ii) $5,000,000 with respect to claims in the aggregate;

(o) as soon as available and in any event within ninety (90) days of the Fiscal Year end, (i) a copy of the Borrower’s annual operating budget for the next Fiscal Year and a copy of the Borrower’s capital budget and financial and business projections for the next three years; and (ii) a report summarizing the Loan Parties’ review of its accounts, bad debt reserves and collection histories of account debtors;

(p) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement;

(q) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(r) promptly notify the Administrative Agent and each Lender of (i) any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary or (ii) the occurrence of any Internal Control Event; and

(s) from time to time such additional information regarding the financial position or business of the Borrower, its Subsidiaries, and each Loan Party as the Administrative Agent, at the request of any Lender, may reasonably request.

The documents required to be delivered pursuant to Section 5.01(a), (b), and (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address, www.usa-truck.com/ or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks, or another Internet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.02. Inspection of Property, Books and Records

.  The Borrower will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii)  permit, and will cause each Subsidiary of the Borrower and each Loan Party to permit, with reasonable prior notice which notice shall not be required in the case of an emergency, the Administrative Agent or its designee, at the expense of the Borrower and Loan Parties, to perform periodic field audits and investigations of the Borrower, the Loan Parties and the Collateral, from time to time; (iii) maintain a system of records as to the Revenue Equipment satisfactory to Administrative Agent; (iv) permit representatives and independent contractors of the Administrative Agent to conduct an annual inspection of the certificates of title with respect to the Revenue Equipment at the expense of the Borrower; (v) if requested by the Administrative Agent in its sole discretion, promptly deliver to the Administrative Agent asset appraisal reports with respect to the Collateral and any other assets comprising the Borrowing Base at the expense of the Borrower; provided, however, unless an Event of Default exists, such request may not be made more than once during any twenty-four (24) month period; and (vi) permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender’s expense prior to the occurrence of an Event of Default and at the Borrowers’ expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants.  The Loan Parties agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.  The Administrative Agent and Lenders shall be bound by the provisions of Section 9.08 with respect to information obtained pursuant to this section.

SECTION 5.03. Maximum Leverage

.  At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2009, the ratio of Consolidated Debt as of such date to Consolidated EBITDAR for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters will not at any time exceed:  (i) for the period commencing on the Closing Date and ending on December 31, 2010, 3.25 to 1.00; and (ii) for the period commencing on January 1, 2011, and at all times thereafter, 3.00 to 1.00.

SECTION 5.04. Fixed Charge Coverage

.  At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2009, the Consolidated Fixed Charge Coverage Ratio shall not be less than 1.40 to 1.00.

SECTION 5.05. Intentionally Omitted.

SECTION 5.06. Sale/Leasebacks

.  The Loan Parties shall not, nor shall they permit any Subsidiary to, enter into any Sale/Leaseback Transaction, other than Sale/Leaseback Transactions permitted by Section 5.13(p) and Section 5.30(g).

SECTION 5.07. Minimum Consolidated Tangible Net Worth

.  Consolidated Tangible Net Worth shall at no time be less than 75% of the Consolidated Tangible Net Worth as of December 31, 2009; plus the sum of (i) 50% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after December 31, 2009 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after December 31, 2009, calculated quarterly at the end of each Fiscal Quarter.

SECTION 5.08. Acquisitions

.  No Loan Party nor any Subsidiary of a Loan Party shall make any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the board of directors or comparable governing body of the Person to be (or whose assets are to be) acquired has approved such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as or reasonably related to one or more line or lines of business conducted by the Borrower, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Administrative Agent and each Lender (A) if the aggregate Costs of Acquisition incurred by any Loan Party or any Subsidiary of a Loan Party in any single transaction or in a series of related transactions exceeds $5,000,000, pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim Fiscal Quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit O prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 5.01 giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a Subsidiary, or be merged into a Borrower or a Wholly Owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be a Borrower or a Subsidiary of a Borrower), and (iv) after giving effect to such Acquisition the aggregate Costs of Acquisition incurred by the Loan Parties and all Subsidiaries of Loan Parties in any Fiscal Year shall not exceed $20,000,000 in the aggregate.

SECTION 5.09. [Intentionally Deleted]

.

SECTION 5.10. Loans or Advances

.  No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i)  loans or advances to employees made in the ordinary course of business and consistently with practices existing on December 31, 2009; (ii) loans or advances to independent contractors who operate rolling stock for the Borrower or a Consolidated Subsidiary made in the ordinary course of business and consistently with practices existing on December 31, 2009; (iii) loans or advances to the Borrowers or any Guarantor that is a Consolidated Subsidiary; provided, (A) all such Debt shall be evidenced by promissory notes and all such notes shall be subject to a first priority Lien pursuant to the Security Agreement, and (B) all such Debt shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent; and (iv) loans and advances outstanding on the Closing Date and set forth on Schedule 5.10.  Provided that after giving effect to the making of any loans or advances permitted by clause (i), (ii), (iii) or (iv) of this section, no Default shall have occurred and be continuing.  All loans or advances permitted under this Section 5.10 shall be evidenced by written promissory notes.

SECTION 5.11. Restricted Payments

.  The Loan Parties will not declare or make any Restricted Payment during any Fiscal Year, except that:

(a) any Subsidiary of Borrower may pay Restricted Payments to the Borrower;

(b) in lieu of issuing a fractional share to a shareholder in connection with a stock split declared with regard to Borrower’s common stock, the Borrower may pay cash to such shareholder in an amount equal to the fair market value of such fractional share; and

(c) the Borrower may declare and make Restricted Payments so long as after giving effect to each such Restricted Payment, the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $15,000,000 and no Default shall be in existence or be created thereby.

SECTION 5.12. Investments

.  No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Sections 5.08 and 5.10 (i) through (iv) and except Investments (i) held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents, (ii) Investments existing as of the Closing Date and set forth on Schedule 5.12, (iii) Investments in any Person that is a Loan Party prior to giving effect to such Investment or that becomes a Loan Party in accordance with the provisions of Section 5.27 contemporaneously with such Investment, (iv) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, (v) Guarantees to the extent permitted by Section 5.30(h), and (vi) non-cash consideration received in connection with Dispositions permitted by Section 5.16(c).

SECTION 5.13. Negative Pledge

.  No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens securing the Administrative Agent and the Lenders created or arising under the Loan Documents;

(b) Liens existing on the date of this Agreement encumbering assets (other than Collateral) securing Debt outstanding on the date of this Agreement, in each case as described on Schedule 5.13;

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings and with respect to which the applicable Loan Party has established reserves on its books in accordance with GAAP which are reasonably satisfactory to the Administrative Agent;

(d) Statutory Liens of Landlords and Liens of mechanics, materialmen,  suppliers, warehousemen, carriers, or other like liens securing obligations incurred in the ordinary course of business that:  (1) are not yet due and payable and which in no event shall become a Lien prior to any Collateral Documents; or (2) if due and payable are being contested diligently in good faith pursuant to appropriate proceedings and with respect to which the Loan Party has established reserves reasonably satisfactory to the Administrative Agent and Required Lenders and which in no event shall become a Lien prior to any Collateral Documents;

(e) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs (other than any Lien imposed by ERISA) which in no event shall become a Lien prior to any Collateral Documents;

(f) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business which in no event shall become a Lien prior to any Collateral Document;

(g) encumbrances consisting of zoning restrictions, easements, rights of way or other restrictions on the use of Property, none of which materially impairs the use of such Property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 6.01(j);

(i) Purchase Money Liens securing Debt permitted under Section 5.30(e), provided that (i) such Liens do not at any time encumber any property other than property financed by such Debt, (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j) Licenses, sublicenses, leases or subleases of:  (i) Property not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; and (ii) Owner-Operator Revenue Equipment the aggregate net book value of which shall not at any time exceed $5,000,000.00;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 5.12;

(m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(o) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(p) Liens consisting of mortgages or deeds of trust on Property and fixtures of the Borrower and any of its Subsidiaries that secure Debt permitted by Section 5.30(g), and Liens incurred in connection with Sale/Leaseback Transactions to the extent permitted by Section 5.30(g);

(q) Liens securing Collateral Refinancing Debt permitted under Section 5.30(f), provided that such Liens do not at any time encumber any property other than property financed by such Collateral Refinancing Debt;

(r) Liens arising in the ordinary course of business that are subject to a Lien waiver in form acceptable to the Administrative Agent in its sole discretion; and

(s) Liens securing any renewal, extension or refinancing of Debt permitted under Section 5.30(b), (e), (f) or (g).

Notwithstanding anything contained in this Section 5.13 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except the Liens in favor of the Secured Parties under the Collateral Documents and the Permitted Encumbrances.

SECTION 5.14. Maintenance of Existence, etc.

  Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same line or lines of business or line or lines of business reasonably related to the business now carried on and maintained.  Any Subsidiary pledging Collateral hereunder shall be organized as a corporation, limited liability company, limited partnership or other legal entity.

SECTION 5.15. Dissolution

.  No Loan Party nor any Subsidiary of a Loan Party shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party, except: (1) through corporate or company reorganization to the extent permitted by Section 5.16; and (2) Restricted Payments permitted by Section 5.11.

SECTION 5.16. Consolidations, Mergers and Sales of Assets

.  No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into any other Person, or Dispose of (whether in one transaction or a series of transactions) all or any part of its assets (whether now or hereafter acquired) to or in favor of any other Person, or discontinue or eliminate any business line or segment, provided that (a) pursuant to the consummation of an Acquisition permitted under Section 5.08 (but not otherwise) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if the Borrower merges with another Loan Party, the Borrower is the Person surviving such merger; (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another; and (c) the foregoing limitation on Dispositions shall not prohibit:

(A)           Permitted Transfers;

(B)           Dispositions of Revenue Equipment in the ordinary course of business so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the Revenue Equipment Disposed of (it being understood and agreed that for purposes of this clause (i), any trade-in allowance afforded Borrower or a Consolidated Subsidiary in connection with any such Disposition of Revenue Equipment shall be deemed cash consideration paid contemporaneously with the consummation of such Disposition, but only to the extent of the lesser of (A) the actual trade-in value received by the Borrower or Consolidated Subsidiary, or (B) the book value (calculated in accordance with GAAP) of the Revenue Equipment subject to such Disposition), (ii) with respect to any Disposition involving Revenue Equipment which when combined with all other Dispositions involving Revenue Equipment since the date of the previously delivered Borrowing Base Certification Report have a book value of $5,000,000 or greater, the Borrower shall deliver a new Borrowing Base Certification Report to the Administrative Agent, and (iii) either (a) the Borrower and its Subsidiaries reinvest the net cash proceeds from each such sale in replacement Revenue Equipment within 360 days of such sale, or (b) if the Revenue Equipment sold is Encumbered Eligible Revenue Equipment, then Borrower shall apply such sale proceeds to the repayment of outstanding Revolver Advances, and if the Revenue Equipment sold is subject to a Lien securing Debt permitted under Section 5.30, Borrower shall apply the proceeds to the Debt secured by such Lien;

(C)           Revenue Equipment Exchanges in the ordinary course of business, so long as (i) the fair market value of the Revenue Equipment being acquired in the exchange is at least equal to the fair market value of the Revenue Equipment being Disposed of in the exchange, (ii) after giving effect to the Revenue Equipment Exchange, the Loan Parties shall be in pro-forma compliance with Sections 2,11(b), 2.11(c), 5.03, 5.04 and 5.07, and (iii) the aggregate amount of proceeds held by one or more Exchange Intermediaries in connection with Revenue Equipment Exchanges shall not at any time exceed $10,000,000.00; and

(D)           other Dispositions so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property Disposed of (it being understood and agreed that for purposes of this clause (i), any trade-in allowance afforded Borrower or a Consolidated Subsidiary in connection with any such Disposition of Revenue Equipment shall be deemed to be cash consideration paid contemporaneously with the consummation of such Disposition, but only to the extent of the lesser of (A) the actual trade-in value received by the Borrower or Consolidated Subsidiary, or (B) the book value (calculated in accordance with GAAP) of the Revenue Equipment subject to such Disposition), (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 5.16, (iv) with respect to any Disposition involving Revenue Equipment which when combined with all other Dispositions involving Revenue Equipment since the date of the previously delivered Borrowing Base Certification Report have a book value of $5,000,000 or greater, the Borrower shall deliver a new Borrowing Base Certification Report to the Administrative Agent, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any Fiscal Year of the Borrower shall not exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries (as determined in accordance with GAAP) as of the end of the immediately preceding Fiscal Year.

SECTION 5.17. Use of Proceeds

.  No portion of the proceeds of any Advance will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.  Except as otherwise provided herein, the proceeds of the Advances shall be used to:  (i) refinance existing indebtedness of the Borrower; (ii) for working capital, capital expenditures, rolling stock, permitted acquisitions and other lawful corporate purposes, and (iii) to pay fees and expenses incurred in connection with this Agreement.  No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

SECTION 5.18. Compliance with Laws; Payment of Taxes

.  Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to the Interstate Commerce Act, ERISA and the Patriot Act), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued.  Each Loan Party will, and will cause each Subsidiary of a Loan Party to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP.  Each Loan Party will, and will cause each Subsidiary of a Loan Party to, comply in all material respects with all terms and conditions of all Material Contracts to which it is a party.

SECTION 5.19. Insurance

.  Each Loan Party will maintain, and will cause each Subsidiary of a Loan Party to maintain (either in the name of such Loan Party or in such Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.  Upon request, the Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policies or certificates evidencing such insurance and such other documents and evidence of insurance as the Administrative Agent shall request.

SECTION 5.20. Change in Fiscal Year

.  No Loan Party will make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year without the consent of the Required Lenders.

SECTION 5.21. Maintenance of Property

.  Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

SECTION 5.22. Environmental Notices

.  Upon obtaining notice thereof, each Loan Party shall furnish to the Lenders and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

SECTION 5.23. Environmental Matters

.  No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as diesel fuel, motor oil, antifreeze, cleaning solvents, and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

SECTION 5.24. Environmental Release

.  Each Loan Party agrees that upon the occurrence of an Environmental Release at, under or on any of the Properties it will use commercially reasonable efforts to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

SECTION 5.25. Intentionally Deleted

.

SECTION 5.26. Transactions with Affiliates

.  No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except:

(1)           as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate;

(2)           transactions with Affiliates consummated prior to the Closing Date that are described on Schedule 5.26;

(3)           loans or advances to employees made in accordance with Section 5.10(i);

(4)           loans or advances to independent contractors made in accordance with Section 5.10(ii);

(5)           loans or advances to the Borrower or any Guarantor that is a Consolidated Subsidiary in accordance with Section 5.10(iii);

(6)           Restricted Payments made in accordance with Section 5.11;

(7)           Investments in any Person that is a Loan Party (or that becomes a Loan Party) in accordance with Section 5.12:

(8)           payments of reasonable compensation to officers and employees for services actually rendered; and

(9)           payments of reasonable and customary directors’ fees and indemnities in the ordinary course of business and consistent with practices existing on the Closing Date.

SECTION 5.27. Joinder of Subsidiaries.

(a) The Loan Parties shall cause any Person which becomes a Domestic Subsidiary of a Loan Party after the Closing Date to become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents pursuant to a Joinder Agreement, in the form attached hereto as Exhibit D satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within fifteen (15) Domestic Business Days after the day on which such Person became a Domestic Subsidiary.  The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g), (h), (j) and (n) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Subsidiary.

(b) The Loan Parties shall, or shall cause any Subsidiary (the “Pledgor Subsidiary”) to pledge:  (a) the lesser of 65% of the voting (and 100% of the non-voting) or the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interests in any Person which becomes a Foreign Subsidiary after the Closing Date; and (b) the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interest in any Person which becomes a Subsidiary after the Closing Date, all pursuant to a Pledge Agreement executed and delivered by the Loan Parties or such Pledgor Subsidiary to the Administrative Agent within fifteen (15) Domestic Business Days after the day on which such Person became a Subsidiary and shall deliver to the Administrative Agent such shares of Capital Securities together with stock powers executed in blank.  The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g), (h), (j) and (n) to be delivered to the Administrative Agent concurrently with the pledge agreement referred to above, modified appropriately to refer to such pledge agreement, the pledgor and such Subsidiary.

(c) Once any Subsidiary becomes a party to this Agreement in accordance with Section 5.27(a) or any Capital Securities (or equivalent equity interests) of a Subsidiary are pledged to the Administrative Agent in accordance with Section 5.27(b), such Subsidiary (including, without limitation, all Initial Guarantors) thereafter shall remain a party to this Agreement and the Capital Securities (or equivalent equity interests) in such Subsidiary (including, without limitation, all initial Subsidiaries) shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Subsidiary ceases to be a Subsidiary; provided that if a Subsidiary ceases to be a Subsidiary of the Borrower as a result of the Borrower’s transfer or sale of one hundred percent (100%) of the capital stock of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.16, the Administrative Agent and the Lenders agree to release such Subsidiary from this Agreement and release the Capital Securities of such Subsidiary from the Pledge Agreement.

SECTION 5.28. No Restrictive Agreement

.  No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary:  the incurrence or payment of Debt, the granting of Liens, the declaration or payment of Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed; provided, however, that the foregoing shall not apply to (i) customary provisions in leases and other contracts restricting the assignment thereof, or (ii) any restrictions or prohibitions imposed by any agreements relating to Purchase Money Debt permitted by Section 5.30(e), Collateral Refinancing Debt permitted by Section 5.30(f), real estate mortgage debt permitted by Section 5.30(g), or the refinancing of Debt permitted by Section 5.30(b) so long as such restrictions or prohibitions apply only to the property or assets securing such permitted Debt.

SECTION 5.29. Partnerships and Joint Ventures

.  No Loan Party shall become a general partner in any general or limited partnership or a joint venturer in any joint venture.

SECTION 5.30. Additional Debt

.  No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under capital leases), except for:  (a) the Debt owed to the Lenders under the Loan Documents; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.30 but only to the extent outstanding on the Closing Date and not satisfied with proceeds of Advances made by the Lenders on the Closing Date and renewals, refinancings and extensions thereof, provided that the Refinancing Conditions have been satisfied with respect to such refinancing; (c) Debt arising from Hedging Transactions permitted under Section 5.34; (d) so long as no Default or Event of Default has occurred and is continuing, Debt permitted under Sections 5.10; (e) Purchase Money Debt hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of Revenue Equipment, and renewals, refinancings and extensions thereof, provided that (i) such Debt when incurred shall not exceed the purchase price of the asset(s) financed; and (ii) the Refinancing Conditions have been met with respect to such refinancing; (f) Collateral Refinancing Debt hereafter incurred by the Borrower in an aggregate principal amount not to exceed $5,000,000 in any Fiscal Year of the Borrower, and renewals, refinancings and extensions thereof provided that the Refinancing Conditions have been met with respect to such refinancing; (g) Debt incurred for the acquisition or financing of real estate and Debt incurred in connection with Sale/Leaseback Transactions, provided that the aggregate principal amount of all such Debt shall not exceed ten percent (10%) of Consolidated Tangible Net Worth (as of the end of the immediately preceding fiscal quarter) at any one time outstanding, and renewals, refinancings and extensions thereof provided that the Refinancing Conditions have been met with respect to such refinancing; (h) Guarantees with respect to Debt permitted by this Section 5.30; and (i) Debt not otherwise permitted under this Section 5.30, the aggregate outstanding principal amount of which shall not, at any time, exceed $5,000,000.

SECTION 5.31. Reserved.

SECTION 5.32. Modifications of Organizational Documents

.  The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents in a manner materially adverse to the Administrative Agent or any Lender.

SECTION 5.33. ERISA Exemptions

.  The Loan Parties shall not permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

SECTION 5.34. Hedge Transactions

.  The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into any Hedge Transaction, other than Hedge Transactions entered into in the ordinary course of business to hedge or mitigate interest rate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities.  Solely for the avoidance of doubt, the Borrower acknowledges that a Hedge Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include, without limitation, any Hedge Transaction under which any Loan Party is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt) is not a Hedge Transaction entered into in the ordinary course of business to hedge or mitigate risks.

SECTION 5.35. Performance of Loan Documents

.  Each Loan Party will at its own expense duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with the Collateral, and all documents related thereto and will do nothing to impair the rights of any Loan Party or the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.  Each Loan Party shall clearly and unambiguously identify each item of the Collateral in its computer or other records to reflect that the Administrative Agent, as agent for the Secured Parties has the interest therein granted by the Loan Parties pursuant to the Loan Documents.

SECTION 5.36. Proceeds of Collateral and Application of Proceeds

.  Borrower agrees to deposit all Proceeds of the Collateral in a Collateral Reserve Account at the Administrative Agent or in an Operating Account at the Administrative Agent immediately upon written notification from the Administrative Agent.  In furtherance and not in limitation of the foregoing, promptly upon written notification from the Administrative Agent, Borrower shall:  (a) execute a Lockbox Agreement with the Administrative Agent or such other lending institution as shall be mutually agreeable to the Borrower and the Administrative Agent; (b) notify, or cause to be notified, all Account Debtors to forward all remittances to the lockbox in accordance with such Lockbox Agreement; and (c) pay all costs of such lockbox, including set up and administration thereof.

SECTION 5.37. Prepayment of Other Indebtedness, Etc.

(a) No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, if any Default exists, amend or modify any of the terms of any Debt of the Borrower or any Subsidiary (other than Debt arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to the Borrower or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

(b) No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, if any Default exists, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Debt of the Borrower or any Subsidiary (other than Debt arising under the Loan Documents).

SECTION 5.38. Ownership of Subsidiaries

.  Notwithstanding any other provisions of this Agreement to the contrary, no Loan Party will, nor will any Loan Party permit any of its Subsidiaries to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Securities of any Subsidiary of the Borrower, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Securities of Foreign Subsidiaries or (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Securities.

ARTICLE VI                                 - DEFAULTS

SECTION 6.01. Events of Default

.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due any principal of any Advance (including, without limitation, any Advance or portion thereof to be repaid pursuant to Section 2.11) or shall fail to pay when due any Reimbursement Obligation with respect to any Letter of Credit or shall fail to pay any interest on any Advance within three Domestic Business Days after such interest shall become due, or any Loan Party shall fail to pay any fee or other amount payable hereunder within three Domestic Business Days after such fee or other amount becomes due; or

(b) any Loan Party shall fail to observe or perform any covenant contained in Sections 5.01, 5.02, 5.03, 5.04, 5.06, 5.07, 5.08, 5.10, 5.11, 5.12, 5.13, 5.14 (with respect to the Loan Parties’ existence), 5.15, 5.16, 5.19, 5.26, 5.27, 5.28, 5.29, 5.30, 5.32, 5.33, 5.34, 5.35 and 5.36; or

(c) any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (q) below); provided that such failure continues for thirty (30) days after the earlier of (i) the first day on which any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

(d) any representation, warranty, certification or statement made or deemed made by the Loan Parties in Article IV of this Agreement or in any financial statement, material certificate or other material document or report delivered pursuant to this Agreement shall prove to have been untrue or misleading in any material respect when made (or deemed made); or

(e) any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt (other than the Notes) having an aggregate principal amount in excess of $2,000,000 after expiration of any applicable cure or grace period; or

(f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Loan Party or any Subsidiary of a Loan Party in an aggregate principal amount in excess of $5,000,000 or the mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment to provide such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof, terminate any such commitment or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g) any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under the federal Bankruptcy laws as now or hereafter in effect; or

(i) any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000 (after taking into account the application of available insurance proceeds) shall be rendered against any Loan Party or any Subsidiary of a Loan Party and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days or any Loan Party or Subsidiary of a Loan Party shall have made payments in settlement of any litigation or threatened proceeding in excess of $2,000,000 (after taking into account the application of available insurance proceeds); or

(k) a federal tax lien shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 6323 of the Code or a lien of the PBGC shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 30 days after the date of filing; or

(l) a Change in Control shall occur; or

(m) the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid first priority security interest in any of the Collateral (other than the Unencumbered Eligible Revenue Equipment and, for the seventy five (75) day transition period or any permitted extension thereof contemplated in the definition of Encumbered Eligible Revenue Equipment, the Encumbered Eligible Revenue Equipment); or there shall have occurred uninsured damage to, or loss, theft or destruction of, any part of the Collateral in excess of $2,000,000 in the aggregate during any one Fiscal Year (for purposes of this Section 6.01(m), “uninsured” shall  mean the unavailability of both insurance proceeds and self insured retention amounts); or

(n) a default or event of default shall occur and be continuing under any of the Collateral Documents, any Hedging Agreement, any Letter of Credit or any Letter of Credit Application Agreement or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document, any Hedging Agreement, any Letter of Credit or any Letter of Credit Application Agreement, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document, any Hedging Agreement, any Letter of Credit or any Letter of Credit Application Agreement; or

(o) a default or event of default shall occur and be continuing under any of the Material Contracts or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Material Contract which failure is likely to result in a Material Adverse Effect, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Material Contract; or

(p)  (i) any of the Guarantors shall fail to pay when due any Guaranteed Obligations (after giving effect to any applicable grace period) or shall fail to pay any fee or other amount payable hereunder when due; or (ii) any Guarantor shall disaffirm, contest or deny its obligations under Article X; or

(q) if the Borrower at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock, voting membership interests or equivalent equity interests of each Guarantor; or

(r) any Loan Party shall (or shall attempt to) disaffirm, contest or deny its obligations under any Loan Document; or

(s) the occurrence of any event, act or condition which the Administrative Agent and the Required Lenders determine to have a Material Adverse Effect, then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Revolver Commitments and they shall thereupon terminate (ii) if requested by BB&T, by notice to the Borrower, terminate the swing line facility set forth in Section 2.01(b) (iii) if requested by the Required Lenders, by notice to the Letter of Credit Issuer, instruct the Letter of Credit Issuer to declare an Event of Default under the Letter of Credit Application Agreements; and (iv) if requested by the Required Lenders, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party or any Subsidiary of a Loan Party, without any notice to any Loan Party or any other act by the Administrative Agent or the Lenders, the Revolver Commitments shall thereupon automatically terminate and the swing line facility set forth in Section 2.01(b) shall thereupon automatically terminate and the Notes, including without limitation the Swing Advance Note, (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.  Notwithstanding the foregoing, the Administrative Agent shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the rights of a secured party pursuant to the Collateral Documents) and in addition thereto, all other rights and remedies at law or equity, and the Administrative Agent shall exercise any one or all of them at the request of the Required Lenders.

SECTION 6.02. Notice of Default

.  The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 6.03. Cash Cover

.  If any Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Administrative Agent, pay to the Administrative Agent, for the benefit of the Lenders an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to 105% of the aggregate Undrawn Amounts available under the Letters of Credit, provided that, if any Event of Default specified in clause (g) or (h) above occurs, the Borrower shall be obligated to pay such amount to the Administrative Agent forthwith without any notice to the Borrower or any other act by the Administrative Agent.

SECTION 6.04. Allocation of Proceeds

.  If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this Article VI, all payments received by the Administrative Agent hereunder or under the other Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or under the other Loan Documents, shall be applied by the Administrative Agent in the following order:

(a) To payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article VIII and Section 2.12) payable to the Administrative Agent in its capacity as such; and then

(b) To payment of that portion of the Obligations constituting indemnities, Credit Party Expenses and other amounts (other than principal, interest and fees) payable to the Lenders and the Letter of Credit Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Article VIII and Section 2.12), ratably among them in proportion to the amounts described in this clause payable to them; and then

(c) To the extent that Swing Advances have not been refinanced by a Revolver Advance, payment to BB&T of that portion of the Obligations constituting accrued and unpaid interest on the Swing Advances; and then

(d) To payment of that portion of the Obligations constituting accrued and unpaid interest on the Advances and other Obligations, and fees (including unused commitment fees, Letter of Credit Fees and Facing Fees), ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause payable to them; and then

(e) To the extent that Swing Advances have not been refinanced by a Revolver Advance, to payment to BB&T of that portion of the Obligations constituting unpaid principal of the Swing Advances; and then

(f) To payment of that portion of the Obligations constituting unpaid principal of the Advances and Reimbursement Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause held by them; and then

(g) To the Administrative Agent for the account of the Letter of Credit Issuer (for the benefit of the Letter of Credit Issuer and the Lenders), in respect of outstanding Letters of Credit pursuant to Section 6.03; and then

(h) To payment of all other Obligations (excluding any Obligations arising from Cash Management Services and Bank Products), ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then

(i) To payment of all other Obligations arising from Bank Products and Cash Management Services to the extent secured under the Collateral Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then

(j) The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law.

Subject to Article XI, amounts used to cash collateralize the aggregate Undrawn Amount of Letters of Credit pursuant to clause 6.04(g) above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VII                                 - THE ADMINISTRATIVE AGENT

SECTION 7.01. Appointment and Authority

.  Each of the Lenders hereby irrevocably appoints Branch Banking and Trust Company to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 7.02. Rights as a Lender

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders

SECTION 7.03. Exculpatory Provisions

.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable to the other Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04. Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05. Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 7.06. Resignation of Administrative Agent

.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 7.07. Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08. No Other Duties, etc.

  Anything herein to the contrary notwithstanding, none of the arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 7.09. Other Agents

.  The Borrower and each Lender hereby acknowledges that any Lender designated as an “Agent” on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Lender.

SECTION 7.10. Hedging Agreements, Cash Management Services and Bank Products

.  Except as otherwise expressly set forth herein or in any Collateral Document, no Bank Product Bank, Cash Management Bank or Hedge Counterparty that obtains the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or any Guaranty (including the release or impairment of any Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.  Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Bank Product Bank or Hedge Counterparty, as the case may be.

SECTION 7.11. Collateral and Guaranty Matters

.  Subject to the provisions of Section 9.05, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents (other than this Agreement), and to enter into any intercreditor or similar agreement consistent with the provisions of this Agreement, on behalf of and for the benefit of the Lenders.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by Administrative Agent in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by Administrative Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Each of the Lenders (including in its capacities as a potential Bank Product Bank, Cash Management Bank and a potential Hedge Counterparty) and the Letter of Credit Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all the Revolver Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under any agreements pertaining to Cash Management Services or Bank Products and Hedging Agreements as to which arrangements satisfactory to the applicable Bank Product Bank, Cash Management Bank or Hedge Counterparty shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Letter of Credit Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, if Borrower certifies to Administrative Agent that the sale or disposition is made in compliance with the terms hereof (and Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing in accordance with Section 9.05;

(b) to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.13(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 7.11.  The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 7.11 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of Lenders and that the Administrative Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

SECTION 7.12. Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under the Bankruptcy Code or other proceeding of the type described in Section 6.01(g) or (h) or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer and the Administrative Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Letter of Credit Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Letter of Credit Issuer or in any such proceeding.

ARTICLE VIII                                 - CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair

.  If on or prior to the first day of any Interest Period:

(a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

(b) the Required Lenders advise the Administrative Agent that the London InterBank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the Euro-Dollar Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Advances specified in such notice, or to permit continuations or conversions into Euro-Dollar Advances, shall be suspended.  Unless the Borrower notifies the Administrative Agent at least two (2) Euro-Dollar Business Days before the date of any Borrowing of Euro-Dollar Advances for which a Notice of Borrowing has previously been given, or continuation or conversion into such Euro-Dollar Advances for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Euro-Dollar Advance shall be converted to a Base Rate Advance.

SECTION 8.02. Illegality

.  If a Change in Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Advances and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or permit continuations or conversions of Euro-Dollar Advances shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  If such Lender shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Advances to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Advances of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to Section 8.05.  Concurrently with prepaying such Euro-Dollar Advances, the Borrower shall borrow a Base Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and such Lender shall make such a Base Rate Advance.

SECTION 8.03. Increased Cost and Reduced Return.

(a) If after the date hereof, a Change in Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement  against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable Euro-Dollar Reserve Percentage); or

(ii)           subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Euro-Dollar Advances made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.12(e) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)           impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Euro-Dollar Advances by such Lender or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Euro-Dollar Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolver Commitment of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 8.04. Base Rate Advances Substituted for Affected Euro-Dollar Advances

.  If (i) the obligation of any Lender to make or maintain a Euro-Dollar Advance has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Advances which would otherwise be made by such Lender as or permitted to be continued as or converted into Euro-Dollar Advances shall instead be made as or converted into Base Rate Advances, (in all cases interest and principal on such Advances shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and

(b) after its portion of the Euro-Dollar Advance has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Advance shall be applied to repay its Base Rate Advance instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Lender, the Borrower shall remain liable for, and shall pay to such Lender as provided herein, all amounts due such Lender under Section 8.03 in respect of the period preceding the date of conversion of such Lender’s portion of any Advance resulting from the Borrower’s election.

SECTION 8.05                                Compensation.  Upon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

(a)           any payment or prepayment (whether pursuant to Section 2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Advance on a day other than the last day of an Interest Period for such Advance; or

(b)           any failure by the Borrower to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

(c)           any failure by the Borrower to borrow a Euro-Dollar Advance on the date for the Borrowing of which such Euro-Dollar Advance is a part specified on the Closing Date;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Advance is a Euro-Dollar Advance).

ARTICLE IX                                 - MISCELLANEOUS

SECTION 9.01. Notices Generally

.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)           if to the Borrower or any other Loan Party, to it at USA Truck, Inc., 3200 Industrial Park Road, Van Buren, AR  72956, Attention of Darron Ming (Telecopier No. (479) 410-8017; Telephone No. (479) 471-2500; with a required copy to Scudder Law Firm, P.C., L.L.O., 411 South 13th Street, Suite 200, Lincoln, NE  68508, Attention of Mark A. Scudder (Telecopier No. (402) 435-4239; Telephone No. (402) 435-3223);

(ii)           if to the Administrative Agent, to Branch Banking and Trust Company at 200 West Second Street, 16th Floor, Winston-Salem, NC 27101, Attention of Christopher E. Verwoerdt (Telecopier No. (336) 733-2740; Telephone No. (336) 733-2720; with a required copy to Womble Carlyle Sandridge & Rice, PLLC, at One West Fourth Street, Winston-Salem, NC  27101, Attention of Christopher E. Leon (Telecopier No. (336) 726-6932; Telephone No. (336) 721-3518;

(iii)           if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.01. No Waivers

.  No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.02. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  The Loan Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Letter of Credit Issuer and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Letter of Credit Issuer), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the Letters of Credit and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii)  all out-of-pocket expenses incurred by the Administrative Agent, the Letter of Credit Issuer or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Letter of Credit Issuer or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder or the issuance of the Letter of Credit, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Indemnification by the Loan Parties.  The Loan Parties shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), the Letter of Credit Issuer and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Environmental Releases on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders.  To the extent that a Loan Party for any reason fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 9.10 and 9.13.

(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 9.03. Setoffs; Sharing of Set-Offs; Application of Payments.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations (excluding Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) hereunder or under any other Loan Document resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations (excluding Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations (excluding Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:

(i)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply); or (z) any payment made by a Loan Party pursuant to and in accordance with the terms of any Bank Products, Cash Management Services or Hedging Agreements.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

SECTION 9.04. Amendments and Waivers.

(a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or the applicable Loan Party and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by the Lender or Lenders to be charged therewith, (i) increase the Revolver Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or decrease the rate of interest on any Advance or decrease any fees hereunder, (iii) defer the date fixed for any payment of principal of (including any extension of the Termination Date) or interest on any Advance or any fees hereunder, (iv) reduce the amount of principal, decrease the amount of interest or decrease the amount of fees due on any date fixed for the payment thereof, (v) change the percentage of the Revolver Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the other Loan Documents, (vii) except in connection with a disposition of assets expressly permitted under the Loan Documents, release or substitute all or substantially all of the Collateral held as security for the Obligations, (viii) change or modify the definition of “Required Lenders,” or this Section 9.05 or (ix) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower would be increased without the consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any reserves, or (x) except in connection with any merger, consolidation or disposition permitted under Section 5.16 release any guaranty  given to support payment of the Guaranteed Obligations or (xi) amend or waive any provision of the Loan Documents in any manner that permits a Defaulting Lender to cure its status as a Defaulting Lender without requiring such Defaulting Lender to pay in full its unfunded obligations with respect of the Revolving Loans, Letter of Credit Obligations and Swing Line Loans.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Defaulting Lenders), except that (i) the Revolver Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(b) Notwithstanding anything in clause (a), (i) the Hedging Agreement, the Administrative Agent’s Letter Agreement and the agreements evidencing the Bank Products and Cash Management Services may be amended, or rights or privileges thereunder waived, only by means of a written agreement executed by all of the parties thereto, including, without limitation, the Borrower, and (ii) subject to Section 11.03, the Letter of Credit may be amended or modified in a writing executed by the Letter of Credit Issuer and the Borrower

(c) No Loan Party will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Lender shall be informed thereof by the Borrower, or by the Administrative Agent, and shall be afforded an opportunity of to consider the same and shall be supplied by the Borrower, or by the Administrative Agent, if the Borrower so requests and to the extent already furnished to the Administrative Agent, with sufficient information to enable it to make an informed decision with respect thereto.  Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Administrative Agent for delivery to each Lender forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders.  No Loan Party will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently offered to be paid, on the same terms and conditions, ratably to all such Lenders.

SECTION 9.05. Margin Stock Collateral

.  Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.06. Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitment and the Revolver Advances at the time owing to it); provided that

(i)           except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment and the Revolver Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolver Commitment (which for this purpose includes Revolver Advances outstanding thereunder) or, if the applicable Revolver Commitment is not then in effect, the principal outstanding balance of the Revolver Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Domestic Business Days after having received notice thereof;

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolver Advances or the Revolver Commitment assigned;

(iii)           any assignment of a Revolver Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender with a Revolver Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(v)           no assignment shall be made to any Defaulting Lender or its Subsidiaries or Affiliates that are Distressed Persons.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.03 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Winston-Salem, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts of the Revolver Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register the designation, and revocation of designation, of any Lender as a Defaulting Lender of which it has received notice.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Register shall also set forth the indebtedness of the Borrower resulting from each drawing under the Letter of Credit made from time to time hereunder and the amounts of principal, interest and fees payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the Letter of Credit Obligations of the Borrower therein recorded, absent manifest error.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolver Commitment and/or the Revolver Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in  Section 9.05(a) (i) through (x) (inclusive) that affects such Participant.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.01 through 8.05 inclusive to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender.

(e) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 8.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12 as though it were a Lender.

(f) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.07. Confidentiality

.  Each of the Administrative Agent and the Lenders agrees to exercise commercially reasonable efforts to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the other Loan Parties, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates), and any other party, may disclose to any and all Persons, without limitation of any kind, (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to any of the Persons referred to above relating to such tax treatment or facts.

SECTION 9.08. Representation by Lenders

.  Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Advances hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

SECTION 9.09. Obligations Several

.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder.  Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 9.10. Survival of Certain Obligations

.  Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement, and the Revolver Commitments and the payment in full of the principal of and interest on all Advances.

SECTION 9.11. North Carolina Law

.  This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

SECTION 9.12. Severability

.  In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.13. Interest

.  In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Lender by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith.  It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

SECTION 9.14. Interpretation

.  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.15. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement

(b) Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.16. Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial

:

(a) Submission to Jurisdiction.  Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of North Carolina sitting in Forsyth County and of the United States District Court of the Middle District of North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b) Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(d) Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.17. Independence of Covenants

.  All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

SECTION 9.18. Electronic Transactions

.  Borrower, the Administrative Agent and Lenders agree that the electronic reporting of the information described in Section 5.01 (the “Required Information”), shall constitute an agreement under the Uniform Electronic Transfer Act (the “Act”), in effect in the State of North Carolina; and any dispute or controversy relating to such reporting shall be interpreted in accordance with the provisions of the Act.  With respect to such reporting, Borrower acknowledges that, the Administrative Agent and Lenders shall not be responsible (i) for any failure, interruption, or delay in the performance of the internet; (ii) for any unauthorized, inadvertent, or fraudulent access, use or disclosure to third parties of the Required Information should it occur by error of transmission of Borrower or reply thereto by, the Administrative Agent and Lenders or otherwise; (iii) for, the Administrative Agent and Lenders’ failure to maintain security measures at the time of transmission or reply thereto to prevent unauthorized access, misappropriation and use of Required Information by third parties.  Borrower expressly assumes the risk of unauthorized access, use or misappropriation by third parties of the Required Information transmitted to, the Administrative Agent and Lenders via the internet and will hold harmless and indemnify, the Administrative Agent and Lenders from any claim or expense, including reasonable attorneys fees associated therewith.  Until, the Administrative Agent and Lenders shall receive written notice otherwise from Borrower, the following persons may be contacted by, the Administrative Agent and Lenders with any questions or issues about the Required Information:

Primary Contact Person	Secondary Contact Person
Darron Ming	Jeffery Burns
Name	Name
CPA, Vice President-Finance,	Treasurer
Chief Financial Officer	Title
Title
(479) 471-2500	(479) 471-6580
Telephone Number	Telephone Number
Darron.Ming@usa-truck.com	Jeffery.Burns@usa-truck.com
E-mail address	E-mail address

SECTION 9.19. Defaulting Lenders.

(a) Notwithstanding anything contained in this Agreement, if any Lender becomes a Defaulting Lender, then, to the extent permitted by Applicable Law,

(i)           during any Default Period with respect to such Defaulting Lender, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.05(a);

(ii)           until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, any prepayment of the Advances or Letter of Credit Obligations shall be applied to the Advances and participations in Letter of Credit Obligations of other Lenders as if such Defaulting Lender had no Advances or participations in Letter of Credit Obligations outstanding;

(iii)           until such time as all Defaulted Payments with respect to such Defaulting Lender shall have been paid, the Administrative Agent may (in its discretion) apply any amounts thereafter received by the Administrative Agent for the account of such Defaulting Lender to satisfy such Defaulting Lender’s obligations to make such Defaulted Payments until such Defaulted Payments have been fully paid;

(iv)           with respect to any Defaulting Lender with one or more Defaulted Advances, such Defaulting Lender shall not be entitled to receive any Letter of Credit Fee pursuant to Section 2.07(c) for any Default Period with respect to such Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender); and

(v)           no assignments otherwise permitted by Section 9.07 shall be made to a Defaulting Lender or any of its Subsidiaries or Affiliates that are Distressed Persons.

(b) As used in this Agreement:

“Credit Exposure” means, as to any Lender at any time, the sum of (i) the outstanding principal amount of the Revolver Advances by such Lender, plus (ii) such Lender’s Applicable Percentage of the aggregate outstanding principal amount of all Swing Advances and Letter of Credit Obligations.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s ratable portion of the aggregate Credit Exposure of all Lenders (calculated as if all Defaulting Lenders had funded all of their respective Defaulted Advances) over the sum of the aggregate outstanding principal amount of all Advances plus the aggregate amount of payments in respect of participating interests in Letter of Credit Obligations of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender.

(i)           in the case of any Defaulted Advance, the period commencing on the date the applicable Defaulted Advance was required to be extended to the Borrower under this Agreement, in the case of a Revolver Advance, or paid to the Letter of Credit Issuer, in the case of any funding of a participation interest in a Letter of Credit Obligation (in each case after giving effect to any applicable grace period) and ending on the earlier of the following: (x) the date on which (A) the Default Excess with respect to such Defaulting Lender has been reduced to zero (whether by the funding of any Defaulted Advance by such Defaulting Lender or by the non-pro-rata application of any prepayment pursuant to Section 9.20(a)(iii)) and (B) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder; and (y) the date on which the Borrower, the Administrative Agent and the Required Lenders (and not including such Defaulting Lender in any such determination, in accordance with Section 9.20(a)(i)) waive the application of this Section 9.20 with respect to such Defaulted Advances of such Defaulting Lender in writing;

(ii)           in the case of any Defaulted Payment, the period commencing on the date the applicable Defaulted Payment was required to have been paid to the Administrative Agent, the Letter of Credit Issuer or other Lender under this Agreement (after giving effect to any applicable grace period) and ending on the earlier of the following: (x) the date on which (A) such Defaulted Payment has been paid to the Administrative Agent, the Letter of Credit Issuer or other Lender, as applicable, together with (to the extent that such Person has not otherwise been compensated by the Borrower for such Defaulted Payment) interest thereon for each day from and including the date such amount is paid but excluding the date of payment, at the greater of the Federal Funds Rate plus two percent (2.0%) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (whether by the funding of any Defaulted Payment by such Defaulting Lender or by the application of any amount pursuant to Section 9.20(a)(iii)) and (B) such Defaulting Lender shall have delivered to the Administrative Agent, the Letter of Credit Issuer or other Lender, as applicable, a written reaffirmation of its intention to honor its obligations hereunder with respect to such payments; and (y) the date on which the Administrative Agent, the Letter of Credit Issuer or any such other Lender, as applicable waive the application of this Section 9.20 with respect to such Defaulted Payments of such Defaulting Lender in writing; and

(iii)           in the case of any Distress Event determined by the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) to exist, the period commencing on the date that the applicable Distress Event was so determined to exist and ending on the earlier of the following: (x) the date on which (A) such Distress Event is  determined by the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) to no longer exist and (B) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder; and (y) such date as the Borrower and the Administrative Agent mutually agree, in their sole discretion, to waive the application of this Section 9.20 with respect to such Distress Event of such Defaulting Lender.

“Defaulted Advance” has the meaning specified in the definition of “Defaulting Lender”.

“Defaulted Payment” has the meaning specified in the definition of “Defaulting Lender”.

“Defaulting Lender” means any Lender (i) that has failed to fund any portion of the Advances or any participation interest in Letter of Credit Obligations required to be funded by it under this Agreement (each such Advance, a “Defaulted Advance”) within three Domestic Business Days of the date required to be funded by it hereunder, (ii) that has otherwise failed to pay over to Administrative Agent, the Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder (each such payment, a “Defaulted Payment”) within three Domestic Business Days of the date when due, unless the subject of a good faith dispute, or (iii) as to which a Distress Event has occurred, in each case in clauses (i) and (ii) above, for so long as the applicable Default Period is in effect.

“Distress Event” means, with respect to any Person (each, a “Distressed Person”), (i) a voluntary or involuntary case (or comparable proceeding) has been commenced with respect to such Person under the United States Bankruptcy Code or any other applicable debtor relief law, (ii) a custodian, conservator, receiver or similar official has been appointed for such Person or for any substantial part of such Person’s assets, (iii) after the date hereof, such Person has consummated or entered into a commitment to consummate a forced (in the good faith judgment of the Administrative Agent) liquidation, merger, sale of assets or other transaction resulting, in the good faith judgment of the Administrative Agent, in a change of ownership or operating control of such Person supported in whole or in part by guaranties, assumption of liabilities or other comparable credit support of (including without limitation the nationalization or assumption of ownership or operating control by) any Governmental Authority and the Administrative Agent (in its good faith judgment) or the Required Lenders believe (in their respective good faith judgment) that such event increases the risk that such Person could default in performing its obligations hereunder for so long as the Administrative Agent (in its good faith judgment) or the Required Lenders (in their respective good faith judgment) so believe, or (iv) such Person has made a general assignment for the benefit of creditors or has otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, bankrupt or deficient in meeting any capital adequacy or liquidity requirement of any Governmental Authority applicable to such Person.

“Distressed Person” has the meaning specified in the definition of “Distress Event”.

ARTICLE X                       - GUARANTY

SECTION 10.01. Unconditional Guaranty

.  Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Administrative Agent, the Lenders and the other Secured Parties the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents.  The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from the Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever.  In the event that the Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Administrative Agent, a Lender or any other Secured Party, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in the Loan Documents or specified by such Administrative Agent in writing, to such Administrative Agent.  The Guarantors further agree, promptly after demand, to pay to the Administrative Agent, the Lenders and the other Secured Parties the costs and expenses incurred by such Administrative Agent, Lender or other Secured Party in connection with enforcing the rights of such Administrative Agent, Lenders and the other Secured Parties against the Borrower and any or all of the Guarantors (whether in a Bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the fees and expenses of counsel to the Administrative Agent, such Lenders and the other Secured Parties.

SECTION 10.02. Obligations Absolute

.  The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any of the Guarantors may have against the Borrower, any other Guarantor or the Administrative Agent, any Lender or any other Secured Party, hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:

(a) any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;

(b) any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;

(c) any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Administrative Agent or any Lender against the Borrower or any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor;

(d) any Bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor or any property of the Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;

(e) any merger or consolidation of the Borrower, any Subsidiary of the Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, the Borrower or any Subsidiary of the Borrower or any Guarantor to any Person;

(f) any failure on the part of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;

(g) any exercise or non-exercise by the Administrative Agent, any Lender or any other Secured Party, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;

(h) any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;

(i) any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;

(j) any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;

(k) any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or

(l) any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.

The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final payment in full of the Guaranteed Obligations.  The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Administrative Agent, any Lender or any other Secured Party to take any action pursuant to any statute permitting a Guarantor to request that the Administrative Agent or any Lender attempt to collect the Guaranteed Obligations from the Borrower, any of the Guarantors or any other guarantor (including without limitation any rights under Sections 26-7, 26-8 or 26-9 of the North Carolina General Statutes, O.C.G.A. § 10-7-24, or any similar or successor provisions), (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Administrative Agent, any Lender or any other Secured Party against the Guarantors, including, without limitation, presentment to or demand of payment from the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Administrative Agent, any Lender or any other Secured Party to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, the Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any other Secured Party in favor of the Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.

SECTION 10.03. Continuing Obligations; Reinstatement

.  The obligations of the Guarantors under this Article X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally paid and satisfied in full.  The obligations of the Guarantors under this Article X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of the Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made.  If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor under any Bankruptcy or insolvency law, for purposes of this Article X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.

SECTION 10.04. Additional Security, Etc.

  The Guarantors authorize the Administrative Agent on behalf of the Lenders without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, the Borrower, any Subsidiary of the Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations.  The Guarantors waive any right to require the Administrative Agent, any Lender or any other Secured Party to proceed against any additional or substitute endorsers or guarantors or the Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Administrative Agent, any such Lender or any such other Secured Party.

SECTION 10.05. Information Concerning the Borrower

.  The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of the Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Administrative Agent, any Lender nor any other Secured Party shall have any duty to advise the Guarantors of information known to the Administrative Agent, any such Lender or any such other Secured Party regarding or in any manner relevant to any of such circumstances or risks.

SECTION 10.06. Guarantors’ Subordination

.  The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of the Borrower or any Subsidiary of the Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of the Borrower or any such Subsidiary or to the Administrative Agent, Lenders and the other Secured Parties (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.

SECTION 10.07. Waiver of Subrogation

.  Notwithstanding anything herein to the contrary, until the payment in full of the Guaranteed Obligations, the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Administrative Agent, any Lender or any other Secured Party now has or may hereafter have against the Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, any Lender or any other Secured Party to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrower to the Administrative Agent, any Lender or any other Secured Party.  The waiver contained in this Section shall continue and survive the termination of this Agreement and the final payment in full of the Guaranteed Obligations.

SECTION 10.08. Enforcement

.  In the event that the Guarantors shall fail forthwith to pay upon demand of the Administrative Agent, any Lender or any other Secured Party any amounts due pursuant to this Article X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement the Administrative Agent, any Lender and any other Secured Party shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable.  The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.

SECTION 10.09. Miscellaneous

.  Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this Article X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Administrative Agent, the Lenders or any other Secured Party.  Notwithstanding anything in this Article X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this Article X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

ARTICLE XI                                 - LETTER OF CREDIT FACILITY

SECTION 11.01. Obligation to Issue

.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Letter of Credit Issuer shall issue for the account of Borrower, one or more Letters of Credit denominated in Dollars, in accordance with Article II and this Article XI, from time to time during the period commencing on the Closing Date and ending on the thirtieth (30th) Domestic Business Day prior to the Termination Date.

SECTION 11.02. Types and Amounts

.  The Letter of Credit Issuer shall have no obligation to issue any Letter of Credit at any time:

(a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the Letter of Credit Issuer;

(b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed $25,000,000, or (ii) the conditions set forth in of Section 2.01(a) would not be satisfied;

(c) which has an expiration date (i) more than 365 days after the date of issuance or (ii) after the thirtieth (30th) Domestic Business Day prior to the Termination Date.

SECTION 11.03. Conditions

.  In addition to being subject to the satisfaction of the conditions contained in Article III, the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

(a) the Borrower shall have delivered to the Letter of Credit Issuer at such times and in such manner as the Letter of Credit Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Letter of Credit Issuer and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Letter of Credit Issuer;

(b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing the Letter of Credit and no law, rule or regulation applicable to the Letter of Credit Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit or request that the Letter of Credit Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

(c) after the issuance of the requested Letter of Credit, the conditions set forth in Section 2.01(a) shall be satisfied.

SECTION 11.04. Issuance of Letters of Credit.

(a) Request for Issuance.  At least five Domestic Business Days before the effective date for any Letter of Credit, the Borrower shall give the Letter of Credit Issuer a written notice containing the original signature of an authorized officer or employee of such Borrower.  Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $100,000, the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

(b) Issuance; Notice of Issuance.  If the conditions set forth in Section 11.03 are satisfied, the Letter of Credit Issuer shall issue the requested Letter of Credit.  The Letter of Credit Issuer shall give each Lender notice in substantially the form of Exhibit L, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and upon request shall deliver to each Lender in connection with such notice a copy of the Letter of Credit issued by the Letter of Credit Issuer.

(c) No Extension or Amendment.  The Letter of Credit Issuer shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 11.02 or Section 11.03.

SECTION 11.05. Reimbursement Obligations; Duties of the Issuing Lender.

(a) Reimbursement.  Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                                 (i)           the Borrower shall reimburse the Letter of Credit Issuer for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by the Letter of Credit Issuer;

(ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to the Default Rate; and

(iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Letter of Credit Issuer is reimbursed in accordance with Subsection (i) above, the Borrower irrevocably authorizes the Letter of Credit Issuer and the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and the Lenders to make Advances to Borrower in such amount regardless of whether the conditions precedent to the making of Advances hereunder have been met.  The Borrower further authorizes the Administrative Agent to credit the proceeds of such Advance so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

(b)           Duties of the Letter of Credit Issuer.  Any action taken or omitted to be taken by the Letter of Credit Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Letter of Credit Issuer under any resulting liability to any Lender, or assuming that the Letter of Credit Issuer has complied with the procedures specified in Section 11.03 and such Lender has not given a notice contemplated by Section 11.06(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the Letter of Credit Issuer.  In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

SECTION 11.06. Participations.

(a) Purchase of Participations.  Immediately upon issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 11.04, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s ratable share of the aggregate Revolver Commitments, in such Letter of Credit; provided, that a Letter of Credit shall not be entitled to the benefits of this Section 11.06 if the Letter of Credit Issuer shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of the Letter of Credit Issuer's issuance of such Letter of Credit that one or more of the conditions contained in Section 11.03 or Article III is not then satisfied, and, in the event the Letter of Credit Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

(b) Sharing of Letter of Credit Payments.  In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Letter of Credit Issuer pursuant to Section 11.07 or which cannot be paid by an Advance pursuant to Subsection (iii) of Section 11.05(a), the Letter of Credit Issuer shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Letter of Credit Issuer such Lender's ratable share of the amount of such payment in Dollars and in same day funds.  If the Letter of Credit Issuer so notifies such Lender prior to 10:00 A.M. (Winston-Salem, North Carolina time) on any Domestic Business Day, such Lender shall make available to the Letter of Credit Issuer its ratable share of the amount of such payment on such Domestic Business Day in same day funds.  If and to the extent such Lender shall not have so made its ratable share of the amount of such payment available to the Letter of Credit Issuer, such Lender agrees to pay to the Letter of Credit Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Letter of Credit Issuer at the Federal Funds Rate for the first three (3) days and thereafter at the Base Rate.  The failure of any Lender to make available to the Letter of Credit Issuer its ratable share of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the Letter of Credit Issuer its ratable share of any payment on the date such payment is to be made.

(c) Sharing of Reimbursement Obligation Payments.  Whenever the Letter of Credit Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Letter of Credit Issuer has received any payments from the Lenders pursuant to this Section 11.06, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender’s ratable share thereof.  Each such payment shall be made by the Letter of Credit Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Winston-Salem, North Carolina time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

(d) Documentation.  Upon the request of any Lender, the Letter of Credit Issuer shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

(e) Obligations Irrevocable.  The obligations of the Lenders to make payments to the Letter of Credit Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Letter of Credit Issuer has issued such Letter of Credit in accordance with Section 11.04 and such Lender has not given a notice contemplated by Section 11.06(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

(i)           any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)           the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuer, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

(iii)           any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)           payment by the Letter of Credit Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi)           payment by the Letter of Credit Issuer under any Letter of Credit against presentation of any draft, certificate or other document that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer; or

(vii)           any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

SECTION 11.07. Payment of Reimbursement Obligations.

(a) Payments to Issuing Lender.  The Borrower agrees to pay to the Letter of Credit Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Letter of Credit Issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of:

(i)           any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)           the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuer, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

(iii)           any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)           payment by the Letter of Credit Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(vi)           payment by the Letter of Credit Issuer under any Letter of Credit against presentation of any draft, certificate or other document that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer; or

(vii)           any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

(b) Recovery or Avoidance of Payments.  In the event any payment by or on behalf of the Borrower received by the Letter of Credit Issuer with respect to a Letter of Credit and distributed by the Letter of Credit Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by the Letter of Credit Issuer, contribute such Lender's ratable share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Letter of Credit Issuer upon the amount required to be repaid by it.

SECTION 11.08. Indemnification; Exoneration.

(a) Indemnification.  In addition to amounts payable as elsewhere provided in this Article XI, the Borrower shall protect, indemnify, pay and save the Letter of Credit Issuer, the Administrative Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the Letter of Credit Issuer, the Administrative Agent, or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower’s account other than as a result of such Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

(b) Assumption of Risk by Borrower.  As between the Borrower, the Letter of Credit Issuer, the Administrative Agent and Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower's account by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer, the Administrative Agent and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Letter of Credit Issuer, the Administrative Agent and the Lenders.

(c) Exoneration.  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Letter of Credit Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Letter of Credit Issuer, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

USA TRUCK, INC.

By:            /s/ Darron R. Ming
Darron R. Ming
Vice President

[CORPORATE SEAL]

INITIAL GUARANTOR

INTERNATIONAL FREIGHT SERVICES, INC.

By:            /s/ Darron R. Ming
Darron R. Ming
Vice President

[CORPORATE SEAL]

[Signature Page to Credit Agreement]

COMMITMENTS                                                     BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent and as a Lender

By:           /s/ Christopher E. Verwoerdt (SEAL)
Christopher E. Verwoerdt
Senior Vice President
Revolver
Commitment:
$33,500,000

Lending Office
Branch Banking and Trust Company
200 West Second Street, 16th Floor
Winston-Salem, NC 27101
Attention: Christopher E. Verwoerdt, Senior Vice President
Telecopy number:  (336) 733-2740
Telephone number:  (336) 733-2720

And a copy to:

Christopher E. Leon, Esq.
Womble Carlyle Sandridge & Rice, PLLC
One West Fourth Street
Winston-Salem, NC 27101
Telecopy number:  (336) 726-6932
Telephone number:  (336) 721-3518

[Signature Page to Credit Agreement]

COMMITMENTS                                                      REGIONS BANK

By:           /s/ David Cravens(SEAL)
Name:  David Cravens
Title:  Exec. Vice President
Revolver
Commitment:
$28,500,000

Lending Office
Regions Bank
201 Milan Parkway
Birmingham, AL 35211
Attn:  LaShunda Johnson, Syndication Specialist
Telecopy number:  (205) 264-5003
Telephone number:  (205) 420-7505

And a copy to:

Regions Bank
723 Garrison Avenue
Fort Smith, AR 72901
Attn:  David Cravens, Executive Vice President
Telecopy number:  (479) 494-1020
Telephone number:  (479) 494-1010

[Signature Page to Credit Agreement]

COMMITMENTS                                                      U.S. BANK NATIONAL ASSOCIATION

By:           /s/ Edward B. Hanson(SEAL)
Name:  Edward B. Hanson
Title:  Assistant Vice President
Revolver
Commitment:
$14,000,000

Lending Office
U.S. Bank National Association
400 City Center
Oshkosh, WI 54901
Attn:  Barbara Campbell, Work Coordinator
Telecopy number:  (920) 237-7370
Telephone number:  (920) 237-7993

And a copy to:

U.S. Bank National Assocation
800 Nicollet Mall
Minneapolis, MN 55402
Attn:  Edward Hanson, Portfolio Manager
Telecopy number:  (612) 303-2265
Telephone number:  (612) 303-3771

[Signature Page to Credit Agreement]

COMMITMENTS                                                      BANK OF AMERICA, N.A.

By:           /s/ Lisa M. Chrzanowki (SEAL)
Name:  Lisa M. Chrzanowki
Title:  Vice President
Revolver
Commitment:
$14,000,000

Lending Office
Bank of America, N.A.
2001 Clayton Road
Building B
Concord, CA 94520
Attn:  Bhanu Rekha Vakkalagadda, Associate
Telecopy number:  (312) 453-6975
Telephone number:  (415-436-5825 Ext.  64673

And a copy to:

Bank of America, N.A.
200 West Capitol Avenue
Little Rock, AR 72201
Attn:  Mary Estrada, Client Sales & Support Associate
Telecopy number:  (866) 493-8126
Telephone number:  (501) 378-1308

[Signature Page to Credit Agreement]

COMMITMENTS                                                      BANCORPSOUTH BANK

By:           /s/ Philip W. Doss (SEAL)
Name:  Philip W. Doss
Title:  Senior Vice President
Revolver
Commitment:
$10,000,000

Lending Office
BancorpSouth Bank
P.O. Box 47
Fort Smith, AR 72902
Attn:  Christy Wheeler, Loan Assistant
Telecopy number:  (479) 785-1040
Telephone number:  (479) 785-8455

And a copy to:

BancorpSouth Bank
P.O. Box 47
Fort Smith, AR 72902
Attn:  Philip W. Doss, Senior Vice President
Telecopy number:  (479) 785-1040
Telephone number:  (479) 785-8433

[Signature Page to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

__________, 20__

To:           Branch Banking and Trust Company, as Administrative Agent

Re:
Credit Agreement (as the same may be amended or modified from time to time, the “Credit Agreement”) dated as of April 19, 2010 among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof

Ladies and Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

The Borrower hereby requests a [Syndicated] [Swing Line] Borrowing in the aggregate principal amount of $___________ to be made on ________, 20__.1

[The Advances included in such Syndicated Borrowing are to be:  [Base Rate Advances in the aggregate principal amount of $_________; Tranche Euro-Dollar Advances in the aggregate principal amount of $_________ with an Interest Period of [one; two; three] month(s); Index Euro-Dollar Advances in the aggregate principal amount of $___________]].2

The Borrower has caused this Notice of Borrowing to be executed and delivered by their duly authorized officers this ___ day of _____________, 20___.

All of the conditions applicable to the Borrowing requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied on the date of such Borrowing, including, without limitation, those set forth in Section 3.02 of the Credit Agreement.

USA TRUCK, INC.

By:
Name:
Title:

[CORPORATE SEAL]

1  Amount of Syndicated Borrowing must be $500,000 or a larger multiple of $100,000;
    Amount of Swing Line Borrowing must be $100,000 or a larger multiple of $100,000.

2  Delete this paragraph if a  Swing Advance as all Swing Advances are to be Base Rate Advances.

    EXHIBIT B

REVOLVER NOTE
$____________ Winston-Salem, North Carolina
________________, 2010

For value received, USA TRUCK, INC. (the “Borrower”) promises to pay to the order of ___________________ (the “Lender”), for the account of its Lending Office, the principal sum of ________________ ______________________________ and No/100 Dollars ($____________), or such lesser amount as shall equal the unpaid principal amount of each Revolver Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement.  The Borrower promises to pay interest on the unpaid principal amount of this Revolver Note on the dates and at the rate or rates provided for in the Credit Agreement.  Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 200 West Second Street, 16th Floor, Winston-Salem, NC  27101, or at such other address as may be specified from time to time pursuant to the Credit Agreement.

All Revolver Advances made by the Lender, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.  This Note is secured by, among other security, the Collateral Documents, now or hereafter entered into, as the same may be modified or amended from time to time.

This Note is one of the Revolver Notes referred to in the Credit Agreement dated as of April 19, 2010 among the Borrower, the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and as Administrative Agent, and BB&T Capital Markets, as Lead Arranger (as the same may be amended or modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Borrower has caused this Revolver Note to be duly executed under seal, by its duly authorized officers as of the day and year first above written.

USA TRUCK, INC.

By:
Name:
Title:

[CORPORATE SEAL]

Revolver Note (cont’d)

ADVANCES AND PAYMENTS OF PRINCIPAL

                                Amount                      Amount of
           Interest                                     of                        Principal                                 Notation
Date                       Rate                      Advance                         Repaid                                 Made By
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

EXHIBIT B-2

SWING ADVANCE NOTE
$10,000,000.00 Winston-Salem, North Carolina
________________, 2010

For value received, USA TRUCK, INC. (the “Borrower”) promises to pay to the order of BRANCH BANKING AND TRUST COMPANY (the “Lender”), for the account of its Lending Office, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00), or such lesser amount as shall equal the unpaid principal amount of each Swing Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement.  The Borrower promises to pay interest on the unpaid principal amount of this Swing Advance Note on the dates and at the rate or rates provided for in the Credit Agreement.  Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 200 West Second Street, 16th Floor, Winston-Salem, NC  27101, or at such other address as may be specified from time to time pursuant to the Credit Agreement.

All Swing Advances made by the Lender, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.  This Note is secured by, among other security, the Collateral Documents, now or hereafter entered into, as the same may be modified or amended from time to time.

This Note is the Swing Advance Note referred to in the Credit Agreement dated as of April 19, 2010 among the Borrower, the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and as Administrative Agent, and BB&T Capital Markets, as Lead Arranger (as the same may be amended or modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Borrower has caused this Swing Advance Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

USA TRUCK, INC.                                                                       (SEAL)

By:_______________________________(SEAL)
Name:  ____________________________
Title:______________________________

Swing Advance Note (cont’d)

ADVANCES AND PAYMENTS OF PRINCIPAL

                      Amount                                Amount of
                         of                                  Principal                                 Notation
Date                                Advance                                   Repaid                                 Made By
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

EXHIBIT C

FORM OF NOTICE OF CONTINUATION OR CONVERSION

__________, 20__

To:           Branch Banking and Trust Company, as Administrative Agent

Re:
Credit Agreement (as the same may be amended or modified from time to time, the “Credit Agreement”) dated as of April 19, 2010 among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof

Ladies and Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Continuation or Conversion is delivered to you pursuant to Section 2.03 of the Credit Agreement.

With respect to the [Base Rate Advances] [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances] in the aggregate amount of $___________ [which have an Interest Period ending on _____________], the Borrower hereby requests that such Advances be [converted to] [Base Rate Advances] [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances] [continued as] [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances] in the aggregate principal amount of $__________ to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Advances] [Index Euro-Dollar Advances] [Tranche Euro-Dollar Advances].  [The duration of the Interest Period with respect to the Tranche Euro-Dollar Advances shall be [1 month] [2 months] [3 months]].

The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this ______ day of ____________, 20__.

USA TRUCK, INC.

By:_______________________________(SEAL)
Name:_____________________________
Title:______________________________

EXHIBIT D

JOINDER AND REAFFIRMATION AGREEMENT

THIS JOINDER AND REAFFIRMATION AGREEMENT (the “Agreement”), dated as of ____________ __, 20___, is by and among [______________] (the “New Guarantor”), USA TRUCK, INC. (the “Borrower”), INTERNATIONAL FREIGHT SERVICES, INC., and________________________________ (collectively, the “Existing Guarantors”), and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent (the “Administrative Agent”).

The Borrower, Existing Guarantor[s], the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of April 19, 2010 (as amended, modified, supplemented, renewed and extended, the “Credit Agreement”).  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Borrower, Existing Guarantor[s] and the New Guarantor have requested that the New Guarantor become a Guarantor under the Credit Agreement, in accordance with Section 5.27 of the Credit Agreement.

Accordingly, the Borrower, Existing Guarantor[s], New Guarantor and Administrative Agent hereby agree as follows:

1.           The New Guarantor, the Borrower and Existing Guarantor[s] hereby acknowledge, agree and confirm that, by their execution of this Agreement, the New Guarantor will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, the Notes and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents.  The New Guarantor, the Borrower and the Existing Guarantor[s] hereby further acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the New Guarantor will be deemed to be, effective as of the date hereof, a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Guarantor assumes and agrees to be bound by and comply with, all of the terms, provisions and conditions contained in the Credit Agreement and the other Loan Documents and all duties and obligations thereunder, as fully and completely as all other Guarantors thereunder, jointly and severally, individually and collectively, with all other Guarantors, including without limitation (i) all of the representations, warranties, covenants, undertakings and obligations of a Guarantor set forth in the Credit Agreement and the other Loan Documents, and (ii) all waivers by a Guarantor set forth in the Credit Agreement and the other Loan Documents.

2.           The New Guarantor has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, the Security Agreement and the other Loan Documents.  The information on the Exhibits and Schedules to the Credit Agreement are amended to provide the information shown on the attached Schedule A.  In furtherance and not in limitation of the terms of the Security Agreement, the New Guarantor acknowledges its present grant of a first priority security interest in all of its Collateral (as defined in the Security Agreement) to the Administrative Agent, for the benefit of the Secured Parties (as described in the Security Agreement).  In furtherance and not in limitation thereof, the New Guarantor, as security for the payment of the Notes and all Obligations whatsoever of the Borrower and each Guarantor (including the New Guarantor), hereby grants to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement) a continuing, general lien upon and security interest in and to the following described property, wherever located, whether now existing or hereafter acquired or arising, namely: (i) all Accounts (as defined in the Security Agreement), General Intangibles (as defined in the Security Agreement), Documents (as defined in the Security Agreement), Chattel Paper (as defined in the Security Agreement) and Instruments (as defined in the Security Agreement) now existing or hereafter arising of the New Guarantor; (ii) all guarantees of the New Guarantor’s existing and future Accounts (as defined in the Security Agreement), General Intangibles (as defined in the Security Agreement), Chattel Paper (as defined in the Security Agreement) and Instruments (as defined in the Security Agreement) and all other security held by the New Guarantor for the payment and satisfaction thereof; (iii) all Inventory (as defined in the Security Agreement) now owned or hereafter acquired by the New Guarantor; (iv) all Equipment (as defined in the Security Agreement) now owned or hereafter acquired of the New Guarantor, including, without limitation, all Revenue Equipment (as defined in the Credit Agreement); (v) all Certificates of Title (as defined in the Security Agreement) now owned or hereafter acquired of the New Guarantor; (vi) all Intercompany Claims (as defined in the Security Agreement) now existing or hereafter arising; (vii) any and all now owned or hereafter acquired or arising Deposit Accounts (as defined in the Security Agreement), Investment Related Property (as defined in the Security Agreement), Letter of Credit Rights (as defined in the Security Agreement), Goods (as that term is defined in the U.C.C.), Commercial Tort Claims (as defined in the Security Agreement) and Supporting Obligations (as defined in the Security Agreement); (viii) all books and records of the New Guarantor (including, without limitation, computer records, tapes, discs and programs and all other media, written, electric, magnetic or otherwise, containing such records) which relate to the New Guarantor’s Inventory (as defined in the Security Agreement), Equipment (as defined in the Security Agreement), Accounts (as defined in the Security Agreement), Deposit Accounts (as defined in the Security Agreement), Investment Related Property (as defined in the Security Agreement), Letter of Credit Rights (as defined in the Security Agreement), Goods (as defined in the Security Agreement), Supporting Obligations (as defined in the Security Agreement), General Intangibles (as defined in the Security Agreement), Chattel Paper (as defined in the Security Agreement) and Instruments (as defined in the Security Agreement) or guarantees thereof; (ix) all insurance on all of the foregoing and the proceeds of that insurance; and (x) all cash and noncash proceeds and products of all of the foregoing and the proceeds and products of other proceeds and products; provided that the foregoing lien and security interest shall not extend to any property constituting an Excluded Asset (as defined in the Credit Agreement) to the extent and for so long as the condition, consequence or circumstance by reason of which such property constitutes an Excluded Asset continues to exist, and such property shall become subject to the security interest granted in this agreement, immediately and automatically, at such time as such condition, consequence or circumstance shall no longer exist.

3.           The New Guarantor hereby waives presentment, demand, protest, acceptance, notice of demand, protest and nonpayment and any other notice required by law relative to the Credit Agreement, the Obligations, the Notes and the other Loan Documents.

4.           This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.           Except as set forth expressly herein, all terms of the Credit Agreement, the Security Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and Guarantors to the Administrative Agent and Lenders.  To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Joinder Agreement, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.  In any event, this Joinder Agreement and the documents executed in connection herewith shall not, individually or collectively, constitute a novation.

6.           To induce the Administrative Agent and Lenders to enter into this Joinder Agreement, the Borrower, New Guarantor and Existing Guarantor[s] hereby (a) restate and renew each and every representation (except to the extent that any such representation is specifically made as of prior date) and warranty heretofore made by them under, or in connection with the execution and delivery of, the Credit Agreement, the Security Agreement and the other Loan Documents; (b) restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement, the Security Agreement and in the Loan Documents, effective as of the date hereof; (c) acknowledge and agree that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrower or any Existing Guarantor as against the Administrative Agent or any Lender with respect to the payment or performance of its Obligations; and (d) certifies that no Default or Event of Default exists.

7.           This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

8.           Borrower, New Guarantor and the Existing Guarantor[s] agree to pay upon request the actual costs and expenses of the Administrative Agent and Lenders reasonably incurred in connection with the preparation, execution, delivery and enforcement of this Joinder Agreement and all other Loan Documents executed in connection herewith, the closing hereof, and any other transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of Administrative Agent’s legal counsel.

IN WITNESS WHEREOF, the New Guarantor, the Borrower and the Existing Guarantor[s] have caused this Joinder Agreement to be duly executed by its authorized officers for the benefit of the Administrative Agent and the Lenders as of the day and year first above written.

NEW GUARANTOR

[_______________________]

By:
Name:
Title:

[CORPORATE SEAL]

USA TRUCK, INC.

By:
Name:
Title:

[CORPORATE SEAL]

INTERNATIONAL FREIGHT SERVICES, INC.

By:
Name:
Title:

[CORPORATE SEAL]

[OTHER GUARANTORS]

By:
Name:
Title:

[CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Lender

By:
Name:
Title:

[CORPORATE SEAL]

Schedule A to Joinder Agreement

[Provide Information here to update Schedules and Exhibits
to Credit Agreement and other Loan Documents]

EXHIBIT E

OPINION OF
COUNSEL FOR THE BORROWER AND GUARANTOR

[To be Distributed Separately]

EXHIBIT F

CLOSING CERTIFICATE

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of April 19, 2010 among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof.  Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 3.01(d) of the Credit Agreement, __________________, the duly authorized _______________________ of the Borrower, and ______________________, the duly authorized _______________ of the Initial Guarantors, hereby certify to the Administrative Agent and the Lenders that: to his/her knowledge (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower and the Initial Guarantors contained in Article IV of the Credit Agreement are true on and as of the date hereof.

Certified as of the ____ day of ______________, 2010.

BORROWER

USA TRUCK, INC.

By:
Name:
Title:

[CORPORATE SEAL]

INITIAL GUARANTORS

INTERNATIONAL FREIGHT SERVICES, INC.

By:
Name:
Title:

[CORPORATE SEAL]

EXHIBIT G

OFFICER’S CERTIFICATE

The undersigned, ________________, __________ Secretary of ________________, a ______________ (the “Company”), hereby certifies that he/she has been duly elected, qualified and is acting in such capacity and that, as such, he/she is familiar with the facts herein certified and is duly authorized to execute and deliver this Officer’s Certificate on behalf of the Company, and in such capacity hereby further certifies, in connection with the Credit Agreement dated as of April 19, 2010 (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement) among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and as Administrative Agent, BB&T Capital Markets, as Lead Arranger, and the Lenders listed on the signature pages thereof that:

1.      Attached hereto as Exhibit A is a complete and correct copy of the Organizational Documents of the Company as in full force and effect on the date hereof as certified by the Secretary of State of the State of Delaware, Company’s state of organization.

2.      Attached hereto as Exhibit B is a complete and correct copy of the Operating Documents of the Company as in full force and effect on the date hereof.

3.      Attached hereto as Exhibit C is a complete and correct copy of the Organizational Actions duly adopted by the Board of Directors of the Company on ___________ __, 20__, approving and authorizing the execution and delivery of the Credit Agreement[, the Notes] and the other Loan Documents to which the Company is a party.  Such Organizational Actions have not been repealed or amended and are in full force and effect, and no other Organizational Actions have been adopted by the Board of Directors of the Company in connection therewith.

4.      Each of the persons named on Exhibit D attached hereto is, and was at the time of executing any Loan Document on behalf of the Company, a duly elected, qualified and acting officer of the Company with such person holding the office or offices set forth opposite such person’s name, and the signature set forth opposite the name of such person, and the signatures of such person appearing on the Credit Agreement, the Notes and the other Loan Documents, is his or her genuine signature.  Each such person is authorized to execute and deliver, and was authorized at the time of executing and delivering, on behalf of the Company, the Credit Agreement, the Notes and the other Loan Documents to which the Company is a party and any certificate or other documents to be executed and delivered by the Company pursuant to the Loan Documents.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate as of the ____ day of _________________, 2010.

_________________________________

By:_______________________________
Name:  ____________________________
Title:______________________________

The undersigned ________ President of the Company hereby certifies that _____________ is the duly elected and qualified _______ Secretary of the Company, is authorized to deliver this certificate on behalf of the Company, and that the signature affixed above is his/her genuine signature.

EXECUTED as of date set forth above.

By:
________________, ________ President

EXHIBIT H

FORM OF CONTROL AGREEMENT

[to be provided separately]

EXHIBIT I

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.           Assignor:                                ______________________________

2.           Assignee:                                ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.           Borrower(s):                                USA TRUCK, INC., a Delaware corporation

4.           Administrative Agent:                                            Branch Banking and Trust Company, as the administrative agent under the Credit Agreement

5.           Credit Agreement:                                The Credit Agreement dated as of April 19, 2010 among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, the Lenders parties thereto and Branch Banking and Trust Company, as Administrative Agent.

6. Assigned Interest:

Revolver Commitment	Aggregate Amount of Commitment/Loans for all Lenders3	Amount of Commitment/Loans Assigned3	Percentage Assigned of Commitment/Loans4
	$	$	%

[7.           Trade Date:                                ______________]5

3           Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5           To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and]6 Accepted:

BRANCH BANKING AND TRUST COMPANY, as
Administrative Agent

By_________________________________
Title:

[Consented to:]7

[UAS TRUCK, INC.]

By________________________________
Title:

6           To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7           To be added only if the consent of the Borrower  is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.           General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT J

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of April 19, 2010 (as the same may be amended or modified from time to time, the “Credit Agreement”) among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof.  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.01(c) of the Credit Agreement, _________________, the duly authorized _______________________ of USA Truck, Inc. hereby: (i) certifies to the Administrative Agent and the Lenders that the information contained in the Compliance Checklist attached hereto is true, accurate and complete as of ___________ ___, 20___ (the “Compliance Date”), and that no Default is in existence on and as of the date hereof, (ii) certifies to the Administrative Agent and the Lenders that the ratio of Consolidated Debt (calculated as of the last day of the Fiscal [Quarter] [Year] ended _______) to Consolidated EBITDAR (calculated as of the last day of the Fiscal [Quarter] [Year] ended ______ for such Fiscal Quarter and the immediately preceding three Fiscal Quarters) is _____________________, (iii) certifies to the Administrative Agent and the Lenders that the ratio of Consolidated EBITDAR (for the period of the four Fiscal Quarters ended ____________) to Consolidated Fixed Charges (for the period of the four Fiscal Quarters ended _______________) is _________________, (iv) certifies to the Administrative Agent and the Lenders that Consolidated Tangible Net Worth as of the Compliance Date is _______________, and (v) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date (except to the extent any such representation or warranty is expressly made as of a prior date).

Dated as of ______________, 20___.

USA TRUCK, INC.

By:
Name:
Title:

[CORPORATE SEAL]

COMPLIANCE CHECK LIST

USA TRUCK, INC.

_______________, ______

1. Maximum Leverage Ratio (Section 5.03) -
(a) Consolidated Debt		$___________
(b) Consolidated EBITDAR (for period of four consecutive Fiscal Quarters most recently ended)		$___________
Actual Ratio of (a) to (b)		____________
Maximum Ratio
Closing Date – 12/31/10		3.25 to 1.0
1/1/11 – thereafter		3.00 to 1.0
2. Consolidated Tangible Net Worth (Section 5.07)
(1)Base Amount of Consolidated Tangible Net Worth (75% of the Consolidated Tangible Net Worth as of December 31, 2009)		$___________
(2)(i)50% of Consolidated Net Income after December 31, 2009 (taken as one accounting period) excluding any quarter in which Consolidated Net Income is negative		$___________
plus
(ii) 100% of Net Proceeds of Capital Stock/Conversion of Debt after December 31, 2009		$___________
	Total	____________
Actual Consolidated Tangible Net Worth		$___________
3. Fixed Charge Coverage (Section 5.04) -
(a) Consolidated EBIDTAR, (for the period of four consecutive Fiscal Quarters most recently ended)		$___________
(b) Consolidated Fixed Charges (for the period of four consecutive Fiscal Quarters most recently ended)		$___________
Actual Ratio of (a) to (b)		__________
Minimum Ratio
12/31/09 – thereafter		1.40
4. Negative Pledge (Section 5.13) -
(a) Licenses, sublicenses or subleases of Owner-Operator Revenue Equipment (Net Book Value) pursuant to Section 5.13(j)		$___________
(b) Limitation		$5,000,000
5. Sales of Assets (Section 5.16)
(1) The aggregate amount of proceeds held by one or more Exchange Intermediaries in connection with Revenue Equipment Exchange		$___________
Maximum		$10,000,000
(2) Net Book Value of Dispositions (other than permitted under Section 5.16(A), (B) and (C)) in Fiscal Year		$___________
Maximum (10% of consolidated total assets)		$___________
6. Acquisitions (Section 5.08)
Acquisitions (i.e., stock, assets, business lines and segments) - during Fiscal Year		$___________
Maximum During Fiscal Year		$20,000,000
7. Subsidiaries created, formed or acquired during ____________. (Section 5.01(c)).
Name of Subsidiary Jurisdiction of Incorporation

8. Restricted Payments (Section 5.11)
Aggregate Restricted Payments declared or made during Fiscal Year		$___________ Not to exceed 15,000,000
9.           Ratio of Consolidated Debt (calculated as of the last day of such Fiscal Quarter or Fiscal Year, as the case may be) to Consolidated EBITDAR (calculated as of the last day of such Fiscal Quarter or Fiscal Year, as the case may be) for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters
$___________

EXHIBIT K

MARGIN AND FEE RATE REPORT

Reference is made to the Credit Agreement dated as of April 19, 2010 (as the same may be amended or modified from time to time, the “Credit Agreement”) among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, the lenders listed on the signature pages thereof and their successors and assigns, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and Administrative Agent, and BB&T Capital Markets, as Lead Arranger.  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.01(l) of the Credit Agreement, ______________, the duly authorized [_______________] of the Borrower, hereby certifies to the Administrative Agent and the Lenders that the information regarding the Applicable Margin and the Applicable Unused Fee Rate contained in the schedule(s) attached hereto, all for the Fiscal Quarter ended _____________ is true, accurate and complete as of the date hereof.

Dated as of ___________________.

USA TRUCK, INC.

By:_______________________________(SEAL)
Name:_____________________________
Title:______________________________

EXHIBIT L

FORM OF NOTICE
IN RESPECT OF ISSUANCE OF LETTERS OF CREDIT

To:  The Lenders that are parties to the Credit Agreement, dated as of April 19, 2010, (as amended and modified from time to time, the “Credit Agreement”), among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer and Administrative Agent, BB&T Capital Markets, as Lead Arranger and the Lenders listed on the signature pages thereof.

Pursuant to Section 11.04(b) of the Credit Agreement, the Letter of Credit Issuer hereby notifies the Lenders that it has issued the following Letters of Credit pursuant to Article XI of the Credit Agreement:

Number	Face Amount	Date of Issuance/Expiration	Beneficiary	Purpose

A copy of each of the Letters of Credit listed above has been attached hereto.

Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date: ________________, ____.

BRANCH BANKING AND TRUST COMPANY,
as Letter of Credit Issuer

By: _____________________________________
Name: ____________________________
Title: _____________________________

EXHIBIT M

FORM OF SECURITY AGREEMENT

[to be provided separately]

EXHIBIT N

FORM OF PLEDGE AGREEMENT

[to be provided separately]

EXHIBIT O

COMPANY’S CERTIFICATE
RESPECTING ACQUISITIONS

Reference is made to the Credit Agreement (as the same may be amended or modified from time to time, the “Credit Agreement”) dated as of April 19, 2010 among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as an Issuing Bank, a Lender and Administrative Agent, and the Lenders listed on the signature pages thereof.  Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.08 of the Credit Agreement, ___________, the duly authorized [______________________] of _________________ hereby certifies to the Administrative Agent and the Lenders that:  (i) attached hereto are pro forma historical financial statements as of the most recently ended Fiscal Year [and most recent interim Fiscal Quarter] giving effect to the Acquisition of [_____________________________], all of which fairly present, in conformity with GAAP [subject to normal year-end adjustment in the case of Fiscal Quarter statements], the consolidated financial position of the Borrower and its Consolidated Subsidiaries reflecting such Acquisition on a pro forma basis, (ii) no Default has occurred and is continuing on the date hereof; and (iii) the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and the other Loan Documents are true on and as of the date hereof (except to the extent any such representation or warranty is expressly made as of a prior date).

Certified as of the ____ day of ______________, 20___.

________________________________

By:_______________________________(SEAL)
Name:_____________________________
Title:______________________________

EXHIBIT P

BORROWING BASE CERTIFICATION REPORT

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of April 19, 2010 among USA Truck, Inc., the Initial Guarantors listed on the signature pages thereof, Branch Banking and Trust Company, as a Lender, Letter of Credit Issuer, and Administrative Agent, BB&T Capital Markets, as Lead Arranger, and the Lenders listed on the signature pages thereof.  Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.01(k) of the Credit Agreement, ___________, the duly authorized chief financial officers or other authorized officer(s), of USA Truck, Inc. and International Freight Services, Inc., hereby certify to the Administrative Agent and the Lenders that:  (i) the Accounts Receivable Collateral and Revenue Equipment that the Borrower proposes to include in calculations of the Borrowing Base on the date hereof, as set forth on the schedule(s) attached hereto, satisfy all of the requirements contained in the definitions of “Eligible Accounts”, “Encumbered Eligible Revenue Equipment” and “Unencumbered Eligible Revenue Equipment”; (ii) the information contained herein and in the schedule(s) attached hereto is true, accurate and complete as of the date hereof; (iii) no Default has occurred and is continuing on the date hereof; and (iv) the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and the other Loan Documents are true on and as of the date hereof  (except to the extent any such representation or warranty is expressly made as of a prior date).

Certified as of the ____ day of _________________, 200___.

USA TRUCK, INC.                                                  (SEAL)

By:_______________________________(SEAL)
Name:  ____________________________
Title:______________________________

INTERNATIONAL FREIGHT
SERVICES, INC.                                       (SEAL)

By:_______________________________(SEAL)
Name:  ____________________________
Title:______________________________

[Attach supporting Schedule(s)]